                                                                      Exhibit 99






INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
   Lennar Homes, Inc.:

We have audited the accompanying consolidated balance sheets of Lennar Homes, Inc. and subsidiaries (the "Company"), a wholly-owned subsidiary of Lennar Corporation, as of November 30, 2001 and 2000 and the related consolidated statements of earnings, stockholder's equity and cash flows for each of the three years in the period ended November 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2001, in conformity with accounting principles generally accepted in the United States of America.




/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

January 9, 2002

LENNAR HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2001 AND 2000 (Dollars in thousands, except par value)
--------------------------------------------------------------------------------
                                                     2001        2000
ASSETS

Cash                                              $   55,901   $   59,324
Inventories                                          969,421      935,491
Investments in unconsolidated partnerships            91,154       41,491
Other assets                                          81,202       75,085
                                                  ----------   ----------
                                                  $1,197,678   $1,111,391
                                                  ==========   ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and other liabilities         $  201,460   $  199,175
   Mortgage notes payable                              8,993        5,439
   Due to affiliates                                 594,745      575,215
                                                  ----------   ----------
             Total liabilities                       805,198      779,829
                                                  ----------   ----------

STOCKHOLDER'S EQUITY:
   Common stock, $10 par value; 5,000 shares
      authorized, issued and outstanding                  50           50
   Additional paid-in capital                         16,175       16,175
   Retained earnings                                 376,255      315,337
                                                  ----------   ----------
             Total stockholder's equity              392,480      331,562
                                                  ----------   ----------
                                                  $1,197,678   $1,111,391
                                                  ==========   ==========


See accompanying notes to consolidated financial statements.

LENNAR HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999 (Dollars in thousands)
--------------------------------------------------------------------------------
                                           2001         2000        1999

REVENUES:
  Sales of homes                        $2,632,946   $2,247,227   $1,848,428
  Sales of land and other revenues          89,867      119,453       48,617
                                        ----------   ----------   ----------
             Total revenues              2,722,813    2,366,680    1,897,045
                                        ----------   ----------   ----------
COSTS AND EXPENSES:
  Cost of homes sold                     2,063,181    1,808,564    1,499,497
  Cost of land and other expenses           44,843       94,987       29,470
  Selling, general and administrative      295,183      245,691      207,562
  Licensing expense to affiliate           129,161      104,677       63,285
  Minority interest                         42,697       26,874         --
  Interest                                  48,694       41,318       24,419
                                        ----------   ----------   ----------
             Total costs and expenses    2,623,759    2,322,111    1,824,233
                                        ----------   ----------   ----------

EARNINGS BEFORE INCOME TAXES                99,054       44,569       72,812

INCOME TAXES                                38,136       17,382       28,761
                                        ----------   ----------   ----------

NET EARNINGS                            $   60,918   $   27,187   $   44,051
                                        ==========   ==========   ==========

See accompanying notes to consolidated financial statements.

LENNAR HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                                     Additional
                                                           Common      Paid-in      Retained
                                                           Stock       Capital      Earnings      Total
Balance, November 30, 1998                                $     50     $ 10,211     $244,099     $254,360

  1999 net earnings                                           --                      44,051       44,051
                                                          --------     --------     --------     --------

Balance, November 30, 1999                                      50       10,211      288,150      298,411

  Contribution of capital from affiliate (see Note 1)         --          5,964         --          5,964

  2000 net earnings                                           --                      27,187       27,187
                                                          --------     --------     --------     --------

Balance, November 30, 2000                                      50       16,175      315,337      331,562

  2001 net earnings                                           --                      60,918       60,918
                                                          --------     --------     --------     --------

Balance, November 30, 2001                                $     50     $ 16,175     $376,255     $392,480
                                                          ========     ========     ========     ========

See accompanying notes to consolidated financial statements.

LENNAR HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                                       2001           2000           1999
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                       $  60,918      $  27,187      $  44,051
  Adjustments to reconcile net earnings to net
    cash provided by (used in) operating activities:
      Depreciation and amortization                                     12,501         11,803         12,167
      Equity in (earnings) loss from unconsolidated partnerships       (13,340)           851         (3,785)
      Changes in assets and liabilities:
          (Increase) decrease in inventories                           (39,614)        67,562       (115,403)
          (Increase) decrease in other assets                           (7,086)       (39,477)        14,362
          Increase (decrease) in accounts
            payable and other liabilities                                2,285         (9,698)        26,871
                                                                     ---------      ---------      ---------

           Net cash provided by (used in) operating activities          15,664         58,228        (21,737)
                                                                     ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  (Increase) decrease in investments in unconsolidated
      partnerships, net                                                (36,323)         7,231        (23,375)
                                                                     ---------      ---------      ---------

           Net cash provided by (used in) investing activities         (36,323)         7,231        (23,375)
                                                                     ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings                                                --             --              167
  Principal payments on borrowings                                      (2,294)        (9,548)       (23,012)
  Increase (decrease) in amounts due to affiliates                      19,530        (58,651)       101,530
                                                                     ---------      ---------      ---------

           Net cash provided by (used in) financing activities          17,236        (68,199)        78,685
                                                                     ---------      ---------      ---------

NET INCREASE (DECREASE) IN CASH                                         (3,423)        (2,740)        33,573

CASH AT BEGINNING OF YEAR                                               59,324         62,064         28,491
                                                                     ---------      ---------      ---------

CASH AT END OF YEAR                                                  $  55,901      $  59,324      $  62,064
                                                                     =========      =========      =========

See Note 1 for supplemental disclosures of cash flow information related to interest and income taxes paid.

Supplemental disclosures of non-cash investing and
  financing activities:
  Purchases of inventory financed by sellers                         $   5,848      $   5,250      $  14,360

See accompanying notes to consolidated financial statements.

LENNAR HOMES, INC. and subsidiaries
(A Wholly-Owned Subsidiary of Lennar Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Consolidation - The accompanying consolidated financial statements include the accounts of Lennar Homes, Inc., a wholly-owned subsidiary of Lennar Corporation, and all subsidiaries and partnerships (and similar entities) in which a controlling interest is held (the "Company"). The Company's investments in unconsolidated partnerships in which a significant, but less than a controlling, interest is held are accounted for by the equity method. Controlling interest is determined based on a number of factors, which include the Company's ownership interest and participation in the management of the partnership. All significant intercompany transactions and balances have been eliminated.

         During 2001, U.S. Home Corporation, a wholly-owned subsidiary of Lennar Corporation, made a tax-free contribution of real and personal property and equity interests of its, and certain of its subsidiaries, homebuilding business within the State of Texas (the "Texas Operations"), to Lennar Homes of Texas Land & Construction, Ltd. (the "Texas Partnership"), a majority-owned subsidiary of Lennar Southwest Holding Corp., which is a wholly-owned subsidiary of Lennar Homes, Inc., in exchange for a 40% limited partners' interest in the Texas Partnership.

         The transaction was accounted for as a reorganization of entities under common control, which is similar to the pooling of interests method of accounting for business combinations and, accordingly, all prior period consolidated financial statements have been restated to consolidate the carrying values of the net assets and historical operations of the Texas Operations as if this transaction occurred on May 3, 2000, the date of Lennar Corporation's acquisition of U.S. Home Corporation. At the date of the acquisition, the Texas Operations had assets of $132.5 million and liabilities of $126.5 million. Minority interest is classified in "due to affiliates" in the consolidated balance sheets.

         The Company operates in one operating and reporting segment - homebuilding. Homebuilding operations include the sale and construction of single-family attached and detached homes. These activities also include the purchase, development and sale of residential land by the Company and unconsolidated partnerships in which it has investments.

         Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Revenue Recognition - Revenue from sales of homes are recognized when the sales are closed and title passes to the new homeowners. Revenues from sales of other real estate, including the sale of land, are recognized when a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

         Cash - The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values. Cash as of November 30, 2001 and 2000 included $20.1 million and $40.1 million, respectively, of cash held in escrow for approximately three days.

         Inventories - Inventories are stated at cost unless the inventory within a community is determined to be impaired, in which case the impaired inventory is written down to fair value. The Company evaluates long-lived assets for impairment based on the undiscounted future cash flows of the assets. Write-downs of inventories deemed to be impaired are recorded as adjustments to the cost basis of the respective inventories. No impairment existed during the years ended November 30, 2001, 2000 or 1999.

         Start-up costs, construction overhead and selling expenses are expensed as incurred. Homes held for sale are classified as inventories until delivered. Land, land development, amenities and other costs are accumulated by specific area and allocated proportionately to homes within the respective area.

         Due to Affiliates - Due to affiliates includes the Company's transactions in the normal course of business with Lennar Corporation and/or affiliated companies as well as minority interest.

         Interest and Real Estate Taxes - Interest and real estate taxes attributable to land, homes and operating properties are capitalized while they are being actively developed. Interest costs relieved from inventories are included in interest expense. Interest costs result from the interest related to the Company's outstanding debt as disclosed in the consolidated balance sheets, as well as debt incurred by the Company's parent, Lennar Corporation. Lennar Corporation allocates a portion of its interest to the Company based on the Company's inventory levels during the year.

         Operating Properties and Equipment - Operating properties and equipment are recorded at cost. The assets are depreciated over their estimated useful lives using the straight-line method. The estimated useful life for operating properties is 30 years and for equipment is 2 to 10 years. At November 30, 2001 and 2000, operating properties and equipment of $7.2 million and $2.1 million, respectively, was included in other assets in the consolidated balance sheets.

         Income Taxes - The Company files a consolidated federal income tax return with Lennar Corporation. Income taxes have been provided at the Company level as if the Company filed an income tax return on a stand-alone basis. Current taxes due are recorded as a payable to Lennar Corporation, and the deferred portion is recorded as deferred taxes. Income taxes are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

         Fair Value of Financial Instruments - The carrying amounts of cash, accounts payable and mortgage notes payable approximate fair value.

         New Accounting Pronouncements - In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method and requires acquired intangible assets to be recognized as assets apart from goodwill if certain criteria are met. The Company adopted SFAS No. 141 for all future acquisitions.

         SFAS No. 142 no longer requires or permits the amortization of goodwill and indefinite-lived assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. This impairment test uses a fair value approach rather than the undiscounted cash flows approach previously required by SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The Company adopted SFAS No. 142 on December 1, 2001. Management does not currently believe that the implementation of SFAS No. 142 will have a material impact on the Company's financial position or results of operations.

         In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 provides accounting guidance for financial accounting and reporting for impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121. SFAS No. 144 is effective for the Company in fiscal 2003. Management does not currently believe that the implementation of SFAS No. 144 will have a material impact on the Company's financial position or results of operations.

         Reclassification - Certain prior year amounts in the consolidated financial statements have been reclassified to conform with the 2001 presentation.

2.       INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS

         Summarized condensed financial information on a combined 100% basis related to the Company's investments in unconsolidated partnerships and other similar entities (collectively the "Partnerships") accounted for by the equity method was as follows:

         November 30,
         (In thousands)                                 2001        2000
         --------------------------------------------------------------------

         Assets:
           Cash                                       $ 15,976     $  6,586
           Land under development                      574,667      179,369
           Other assets                                 17,286       18,492
                                                      --------     --------

                                                      $607,929     $204,447
                                                      ========     ========

         Liabilities and equity:
           Accounts payable and other liabilities     $ 42,979     $ 29,615
           Notes and mortgages payable                 339,040       75,265
           Equity                                      225,910       99,567
                                                      --------     --------

                                                      $607,929     $204,447
                                                      ========     ========

         Years ended November 30, 2001, 2000 and 1999
         (In thousands)                                              2001         2000       1999
         --------------------------------------------------------------------------------------------
           Revenues                                                $429,834     $ 38,518    $30,210
           Costs and expenses                                       364,209       40,731     28,470
                                                                   --------     --------    -------
           Net earnings (loss) of unconsolidated partnerships      $ 65,625     $ (2,213)   $ 1,740
                                                                   ========     ========    =======

         At November 30, 2001, the Company's equity interest in each of these Partnerships was 50% or less. The Company's partners generally are third party homebuilders, land sellers seeking a share of the profits from development of the land or real estate professionals who do not have the capital and/or expertise to develop properties by themselves. The Partnerships follow accounting principles generally accepted in the United States of America. The Company shares in the profits and losses of these Partnerships and, when appointed the manager of the Partnerships, receives fees for the management of the assets. During 2001, 2000 and 1999, the Company received management fees and reimbursement of expenses from the Partnerships totaling $4.3 million, $2.1 million and $0.2 million, respectively. The Company does not include in its income the pro rata Partnership earnings resulting from land sales to the Company. These amounts are recorded as a reduction of the cost of purchasing the land from the Partnerships which increases profits when title passes to a third party homebuyer. Equity in earnings from unconsolidated partnerships is included in sales of land and other revenues in the consolidated statements of earnings.

         The Company may obtain options or other arrangements under which the Company can purchase portions of the land held by the Partnerships. Option prices are generally negotiated prices that approximate fair value when the Company receives the options. During 2001, 2000 and 1999, $83.6 million, $6.2 million and $1.9 million, respectively, of the Partnerships' revenues were from land sales to the Company. In some instances, Lennar Corporation and/or the Company's partners have provided varying levels of guarantees on certain partnership debt. At November 30, 2001, Lennar Corporation provided guarantees on $205.9 million of unconsolidated partnership debt, of which $44.2 million were limited maintenance guarantees.

3.       MORTGAGE NOTES PAYABLE

         At November 30, 2001 and 2000, the Company had mortgage notes on land with fixed interest rates ranging from 5.4% to 10.0% due through 2008 with an outstanding balance of $9.0 million and $5.4 million, respectively. These borrowings are collateralized by land.

4.       INCOME TAXES

         The provision for income taxes consisted of the following:

                                              Years Ended November 30,
         (Dollars in thousands)            2001          2000          1999
         ----------------------------------------------------------------------
         Current:
           Federal                       $ 42,730      $ 30,786      $ 19,527
           State                            6,151         3,579         3,719
                                         --------      --------      --------
                                           48,881        34,365        23,246
                                         --------      --------      --------
         Deferred:
           Federal                        (10,208)      (15,454)        4,789
           State                             (537)       (1,529)          726
                                         --------      --------      --------

                                          (10,745)      (16,983)        5,515

                                         --------      --------      --------
                                         $ 38,136      $ 17,382      $ 28,761
                                         ========      ========      ========

         The actual income tax expense differs from the "expected" tax expense for the year (computed by applying the U.S. federal corporate rate of 35% to earnings before income taxes) primarily due to the amount of state income taxes, net of the related federal tax benefit.

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         The tax effects of significant temporary differences that give rise to the net deferred tax asset are as follows:

                                                             November 30,
         (Dollars in thousands)                            2001        2000
         ----------------------------------------------------------------------

         Deferred tax assets:
           Acquisition adjustments                        $   872     $ 1,729
           Reserves and accruals                           22,165      12,347
           Capitalized expenses                            17,021      15,571
           Investments in unconsolidated partnerships       4,259       2,526
           Other                                            5,239       4,211
                                                          -------     -------

              Total deferred tax assets                    49,556      36,384
                                                          -------     -------

         Deferred tax liabilities:
           Installment sales                                   28         804
           Other                                           13,251      10,048
                                                          -------     -------

              Total deferred tax liabilities               13,279      10,852
                                                          -------     -------

              Net deferred tax asset                      $36,277     $25,532
                                                          =======     =======

         The net deferred tax asset is included in other assets in the consolidated balance sheets.

5.       RELATED PARTY TRANSACTIONS

         On April 1, 1999, Lennar Corporation entered into an agreement with Greystone Homes of Nevada, Inc. ("Greystone"), a wholly-owned subsidiary of Lennar Corporation, whereby Greystone has granted to the Company the right to use certain property for a fee. Unpaid fees bear interest at 9% annually. The fee and its related interest comprise the classification "licensing expense to affiliate" in the consolidated statements of earnings. On a quarterly basis, these amounts are paid by Lennar Corporation to Greystone. The amounts paid by Lennar Corporation on behalf of the Company are included in due to affiliates in the Company's consolidated balance sheets, and bear interest at 9% annually. The term of the agreement ends on November 30, 2002, with automatic one-year renewals unless terminated earlier by three-months written notice by either party.

         During 2001 and 2000, Lennar Corporation and its subsidiaries advanced funds to the Company which had no stated repayment terms. At November 30, 2001 and 2000, the Company had a payable to affiliates of $594.7 million and $575.2 million, respectively.

6.       COMMITMENTS AND CONTINGENT LIABILITIES

         The Company and certain subsidiaries are parties to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the results of operations and financial condition of the Company.

         The Company is subject to the usual obligations associated with entering into contracts for the purchase (including option contracts), development and sale of real estate, which it does in the routine conduct of its business. Option contracts for the purchase of land permit the Company to acquire portions of properties when it is ready to build homes on them. The use of option contracts allows the Company to reduce the financial risk of adverse market conditions associated with long-term land holdings. At November 30, 2001, the Company had $19.6 million of primarily non-refundable option deposits and advanced costs with entities including unconsolidated partnerships.

         The Company has entered into agreements to lease certain office facilities and equipment under operating leases. Future minimum payments under the noncancelable leases are as follows: 2002 - $5.2 million; 2003 - $4.2 million; 2004 - $3.2 million; 2005 - $1.6 million;
         2006 - $1.1 million and thereafter - $3.0 million. Rental expense for the years ended November 30, 2001, 2000 and 1999 was $9.0 million, $10.4 million and $8.0 million, respectively.

         The Company is committed, under various letters of credit, to perform certain development and construction activities and provide certain guarantees in the normal course of business. Outstanding letters of credit under these arrangements totaled $85.0 million at November 30, 2001. The Company also had outstanding performance and surety bonds with estimated costs to complete of $422.0 million related principally to its obligations for site improvements at various projects at November 30, 2001. The Company does not believe that any such bonds are likely to be drawn upon.

         The Company has guaranteed obligations of Lennar Corporation with regard to certain issues of its outstanding debt, and the stock of the Company has been pledged as collateral for Lennar Corporation's obligations with regard to that debt. The Company knows of no event of default which would require it to satisfy these guarantees and, therefore, the fair value of these contingent liabilities is considered immaterial.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
   Lennar Southwest Holding Corp.:

We have audited the accompanying consolidated balance sheets of Lennar Southwest Holding Corp. and subsidiaries (the "Company"), a wholly-owned subsidiary of Lennar Homes, Inc., as of November 30, 2001 and 2000 and the related consolidated statements of earnings, stockholder's equity and cash flows for each of the three years in the period ended November 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2001, in conformity with accounting principles generally accepted in the United States of America.




/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

January 9, 2002

LENNAR SOUTHWEST HOLDING CORP. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2001 AND 2000 (Dollars in thousands, except par value)
--------------------------------------------------------------------------------
                                                       2001      2000
ASSETS

Cash                                                 $ 43,379   $ 31,330
Inventories                                           398,779    357,549
Investments in unconsolidated partnerships             12,231      6,563
Other assets                                           32,370     22,174
                                                     --------   --------

                                                     $486,759   $417,616
                                                     ========   ========

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and other liabilities            $ 53,043   $ 37,705
   Mortgage note payable                                 --        1,061
   Due to affiliates                                  352,806    318,481
                                                     --------   --------

             Total liabilities                        405,849    357,247
                                                     --------   --------

STOCKHOLDER'S EQUITY:
   Common stock, $1 par value; 5,000 shares
      authorized, issued and outstanding                    5          5
   Additional paid-in capital                           9,296      9,296
   Retained earnings                                   71,609     51,068
                                                     --------   --------

             Total stockholder's equity                80,910     60,369
                                                     --------   --------

                                                     $486,759   $417,616
                                                     ========   ========


See accompanying notes to consolidated financial statements.

LENNAR SOUTHWEST HOLDING CORP. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999 (Dollars in thousands)
--------------------------------------------------------------------------------

                                          2001         2000         1999

REVENUES:
  Sales of homes                        $1,013,847   $  837,927   $  563,315
  Sales of land and other revenues          35,221       29,270       15,986
                                        ----------   ----------   ----------

             Total revenues              1,049,068      867,197      579,301
                                        ----------   ----------   ----------

COSTS AND EXPENSES:
  Cost of homes sold                       788,978      683,260      457,306
  Cost of land and other expenses           14,058       12,648        4,942
  Selling, general and administrative      109,215       81,540       51,193
  Licensing expense to affiliate            43,731       35,069       19,539
  Minority interest                         42,697       26,874         --
  Interest                                  16,989       12,313        5,286
                                        ----------   ----------   ----------

             Total costs and expenses    1,015,668      851,704      538,266
                                        ----------   ----------   ----------

EARNINGS BEFORE INCOME TAXES                33,400       15,493       41,035

INCOME TAXES                                12,859        6,042       16,209
                                        ----------   ----------   ----------

NET EARNINGS                            $   20,541   $    9,451   $   24,826
                                        ==========   ==========   ==========

See accompanying notes to consolidated financial statements.

LENNAR SOUTHWEST HOLDING CORP. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                                 Additional
                                                       Common     Paid-in   Retained
                                                        Stock     Capital   Earnings   Total

Balance, November 30, 1998                              $     5   $ 3,332   $16,791   $20,128

  1999 net earnings                                        --        --      24,826    24,826
                                                        -------   -------   -------   -------

Balance, November 30, 1999                                    5     3,332    41,617    44,954

  Contribution of capital from affiliate (see Note 1)      --       5,964      --       5,964

  2000 net earnings                                        --        --       9,451     9,451
                                                        -------   -------   -------   -------

Balance, November 30, 2000                                    5     9,296    51,068    60,369

  2001 net earnings                                        --        --      20,541    20,541
                                                        -------   -------   -------   -------

Balance, November 30, 2001                              $     5   $ 9,296   $71,609   $80,910
                                                        =======   =======   =======   =======

See accompanying notes to consolidated financial statements.

LENNAR SOUTHWEST HOLDING CORP. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                                             2001        2000        1999
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                             $ 20,541    $  9,451    $ 24,826
  Adjustments to reconcile net earnings to net
    cash used in operating activities:
      Depreciation and amortization                                           1,934       1,482         686
      Equity in earnings from unconsolidated partnerships                    (4,688)       (547)       (759)
      Changes in assets and liabilities:
        Increase in inventories                                             (42,936)    (40,618)    (53,473)
        Increase in other assets                                            (10,424)     (2,434)     (5,817)
        Increase (decrease) in accounts payable and other liabilities        15,338        (977)      6,483
                                                                           --------    --------    --------

           Net cash used in operating activities                            (20,235)    (33,643)    (28,054)
                                                                           --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  (Increase) decrease in investments in unconsolidated partnerships, net       (980)     (3,789)      1,579
                                                                           --------    --------    --------

           Net cash provided by (used in) investing activities                 (980)     (3,789)      1,579
                                                                           --------    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on borrowing                                            (1,061)     (1,363)       --
  Increase in amounts due to affiliates                                      34,325      44,160      37,667
                                                                           --------    --------    --------

           Net cash provided by financing activities                         33,264      42,797      37,667
                                                                           --------    --------    --------

NET INCREASE IN CASH                                                         12,049       5,365      11,192

CASH AT BEGINNING OF YEAR                                                    31,330      25,965      14,773
                                                                           --------    --------    --------

CASH AT END OF YEAR                                                        $ 43,379    $ 31,330    $ 25,965
                                                                           ========    ========    ========

See Note 1 for supplemental disclosures of cash flow information related to interest and income taxes paid.

See accompanying notes to consolidated financial statements.

LENNAR SOUTHWEST HOLDING CORP. and subsidiaries
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Consolidation - The accompanying consolidated financial statements include the accounts of Lennar Southwest Holding Corp. and all subsidiaries and partnerships (and similar entities) in which a controlling interest is held (the "Company"). The Company's investments in unconsolidated partnerships in which a significant, but less than a controlling, interest is held are accounted for by the equity method. Controlling interest is determined based on a number of factors, which include the Company's ownership interest and participation in the management of the partnership. All significant intercompany transactions have been eliminated. The Company is a wholly-owned subsidiary of Lennar Homes, Inc. which is a wholly-owned subsidiary of Lennar Corporation.

         During 2001, U.S. Home Corporation, a wholly-owned subsidiary of Lennar Corporation, made a tax-free contribution of real and personal property and equity interests of its, and certain of its subsidiaries, homebuilding business within the State of Texas (the "Texas Operations"), to Lennar Homes of Texas Land & Construction, Ltd. (the "Texas Partnership"), a majority-owned subsidiary of Lennar Southwest Holding Corp., in exchange for a 40% limited partners' interest in the Texas Partnership.

         The transaction was accounted for as a reorganization of entities under common control, which is similar to the pooling of interests method of accounting for business combinations and, accordingly, all prior period consolidated financial statements have been restated to consolidate the carrying values of the net assets and historical operations of the Texas Operations as if this transaction occurred on May 3, 2000, the date of Lennar Corporation's acquisition of U.S. Home Corporation. At the date of the acquisition, the Texas Operations had assets of $132.5 million and liabilities of $126.5 million. Minority interest is classified in "due to affiliates" in the consolidated balance sheets.

         The Company operates in one operating and reporting segment - homebuilding. Homebuilding operations include the sale and construction of single-family attached and detached homes. These activities also include the purchase, development and sale of residential land by the Company and unconsolidated partnerships in which it has investments.

         Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Revenue Recognition - Revenue from sales of homes are recognized when the sales are closed and title passes to the new homeowners. Revenues from sales of other real estate including the sales of land are recognized when a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

         Cash - The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values. Cash as of November 30, 2001 and 2000 included $10.3 million and $14.3 million, respectively, of cash held in escrow for approximately three days.

         Inventories - Inventories are stated at cost unless the inventory within a community is determined to be impaired, in which case the impaired inventory is written down to fair value. The Company evaluates long-lived assets for impairment based on the undiscounted future cash flows of the assets. Write-downs of inventories deemed to be impaired are recorded as adjustments to the cost basis of the respective inventories. No impairment existed during the years ended November 30, 2001, 2000 or 1999.

         Start-up costs, construction overhead and selling expenses are expensed as incurred. Homes held for sale are classified as inventories until delivered. Land, land development, amenities and other costs are accumulated by specific area and allocated proportionately to homes within the respective area.

         Due to Affiliates - Due to affiliates includes the Company's transactions in the normal course of business with Lennar Corporation and/or affiliated companies as well as minority interest.

         Interest and Real Estate Taxes - Interest and real estate taxes attributable to land and homes are capitalized while they are being actively developed. Interest costs relieved from inventories are included in interest expense. Interest costs result from the interest related to the Company's outstanding debt as disclosed in the consolidated balance sheets, as well as debt incurred by Lennar Corporation. Lennar Corporation allocates a portion of its interest to the Company based on the Company's inventory levels during the year.

         Operating Equipment - Operating equipment is recorded at cost. The assets are depreciated over their estimated useful lives using the straight-line method. The estimated useful life is 2 to 10 years. At November 30, 2001 and 2000, operating equipment of $1.0 million and $1.1 million, respectively, was included in other assets in the consolidated balance sheets.

         Income Taxes - The Company files a consolidated federal income tax return with Lennar Corporation. Income taxes have been provided at the Company level as if the Company filed an income tax return on a stand-alone basis. Current taxes due are recorded as a payable to Lennar Corporation, and the deferred portion is recorded as deferred taxes. Income taxes are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

         Fair Value of Financial Instruments - The carrying amounts of cash and accounts payable approximate fair value.

         New Accounting Pronouncements - In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method and requires acquired intangible assets to be recognized as assets apart from goodwill if certain criteria are met. The Company adopted SFAS No. 141 for all future acquisitions.

         SFAS No. 142 no longer requires or permits the amortization of goodwill and indefinite-lived assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. This impairment test uses a fair value approach rather than the undiscounted cash flows approach previously required by SFAS No. 121, Accounting for the

         Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The Company adopted SFAS No. 142 on December 1, 2001. Management does not currently believe that the implementation of SFAS No. 142 will have a material impact on the Company's financial position or results of operations.

         In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 provides accounting guidance for financial accounting and reporting for impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121. SFAS No. 144 is effective for the Company in fiscal 2003. Management does not currently believe that the implementation of SFAS No. 144 will have a material impact on the Company's financial position or results of operations.

         Reclassification - Certain prior year amounts in the consolidated financial statements have been reclassified to conform with the 2001 presentation.

2.       INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS

         Summarized condensed financial information on a combined 100% basis related to the Company's investments in unconsolidated partnerships and other similar entities (collectively the "Partnerships") accounted for by the equity method was as follows:

         November 30,
         (In thousands)                              2001      2000
         ---------------------------------------------------------------

         Assets:
           Cash                                     $ 2,207   $ 1,617
           Land under development                    69,774    34,749
           Other assets                                 294     5,288
                                                    -------   -------
                                                    $72,275   $41,654
                                                    =======   =======

         Liabilities and equity:
           Accounts payable and other liabilities   $ 7,350   $ 5,897
           Notes and mortgages payable               42,099    23,227
           Equity                                    22,826    12,530
                                                    -------   -------

                                                    $72,275   $41,654
                                                    =======   =======

         Years ended November 30, 2001, 2000 and 1999
         (In thousands)                                      2001       2000       1999
         ---------------------------------------------------------------------------------
           Revenues                                         $ 26,568   $ 6,554    $ 7,131
           Costs and expenses                                 18,147     6,517      6,659
                                                            --------   -------    -------
           Net earnings of unconsolidated partnerships      $  8,421   $    37    $   472
                                                            ========   =======    =======

         At November 30, 2001, the Company's equity interest in each of these Partnerships was 50% or less. The Company's partners generally are third party homebuilders, land sellers seeking a share of the profits from development of the land or real estate professionals who do not have the capital and/or expertise to develop properties by themselves. The Partnerships follow accounting principles generally accepted in the United States of America. The Company shares in the profits and losses of these Partnerships and, when appointed the manager of the Partnerships, receives fees for the management of the assets. During 2001, 2000 and 1999, the Company received management fees and reimbursement of expenses from the Partnerships totaling $0.5 million, $0.3 million and $0.1 million, respectively. The Company does not include in its income the pro rata Partnership earnings resulting from land sales to the Company. These amounts are recorded as a reduction of the cost of purchasing the land from the Partnerships which increases profits when title passes to a third party homebuyer. Equity in earnings from unconsolidated partnerships is included in sales of land and other revenues in the consolidated statements of earnings.

         The Company may obtain options or other arrangements under which the Company can purchase portions of the land held by the Partnerships. Option prices are generally negotiated prices that approximate fair value when the Company receives the options. During 2001, 2000 and 1999, $11.5 million, $3.6 million, and $1.9 million, respectively, of the Partnerships' revenues were from land sales to the Company.

3.       INCOME TAXES

         The provision for income taxes consisted of the following:

                                          Years Ended November 30,
         (Dollars in thousands)         2001         2000        1999
         ---------------------------------------------------------------------

         Current:
           Federal                     $ 12,909    $ 10,596    $ 12,172
           State                          1,858       1,232       2,318
                                       --------    --------    --------

                                         14,767      11,828      14,490
                                       --------    --------    --------

         Deferred:
           Federal                       (1,813)     (5,265)      1,493
           State                            (95)       (521)        226
                                       --------    --------    --------

                                         (1,908)     (5,786)      1,719
                                       --------    --------    --------

                                       $ 12,859    $  6,042    $ 16,209
                                       ========    ========    ========

         The actual income tax expense differs from the "expected" tax expense for the year (computed by applying the U.S. federal corporate rate of 35% to earnings before income taxes) primarily due to the amount of state income taxes, net of the related federal tax benefit.

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant temporary differences that give rise to the net deferred tax asset are as follows:

                                                         November 30,
         (Dollars in thousands)                       2001           2000
         ---------------------------------------------------------------------

         Deferred tax assets:
           Capitalized expenses                      $5,166         $4,035
                                                     ------         ------

              Total deferred tax assets               5,166          4,035
                                                     ------         ------

         Deferred tax liabilities:
           Other                                        628          1,405
                                                     ------         ------

              Total deferred tax liabilities            628          1,405
                                                     ------         ------

              Net deferred tax asset                 $4,538         $2,630
                                                     ======         ======

         The net deferred tax asset is included in other assets in the consolidated balance sheets.

4.       RELATED PARTY TRANSACTIONS

         On April 1, 1999, Lennar Corporation entered into an agreement with Greystone Homes of Nevada, Inc. ("Greystone"), a wholly-owned subsidiary of Lennar Corporation, whereby Greystone has granted to the Company the right to use certain property for a fee. Unpaid fees bear interest at 9% annually. The fee and its related interest comprise the classification "licensing expense to affiliate" in the consolidated statements of earnings. On a quarterly basis, these amounts are paid by Lennar Corporation to Greystone. The amounts paid by Lennar Corporation on behalf of the Company are included in due to affiliates in the Company's consolidated balance sheets, and bear interest at 9% annually. The term of the agreement ends on November 30, 2002, with automatic one-year renewals unless terminated earlier by three-months written notice by either party.

         During 2001 and 2000, Lennar Corporation and its subsidiaries advanced funds to the Company which had no stated repayment terms. At November 30, 2001 and 2000, the Company had a payable to affiliates of $352.8 million and $318.5 million, respectively.

5.       COMMITMENTS AND CONTINGENT LIABILITIES

         The Company and certain subsidiaries are parties to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

         The Company is subject to the usual obligations associated with entering into contracts for the purchase (including option contracts), development and sale of real estate, which it does in the routine conduct of its business. Option contracts for the purchase of land permit the Company to acquire portions of properties when it is ready to build homes on them. The use of option contracts allows the Company to reduce the financial risk of adverse market conditions associated with long-term land holdings. At November 30, 2001, the Company had $8.1 million of primarily non-refundable option deposits and advanced costs with entities including unconsolidated partnerships.

         The Company has entered into agreements to lease certain office facilities and equipment under operating leases. Future minimum payments under the noncancelable leases are as follows: 2002 - $1.3 million; 2003 - $1.2 million; 2004 - $1.1 million; 2005 - $1.0 million;
         2006 - $1.0 million and
         thereafter - $2.6 million. Rental expense for the years ended November 30, 2001, 2000, and 1999 was $2.0 million, $1.5 million, and $0.7 million, respectively.

         The Company is committed, under various letters of credit, to perform certain development and construction activities and provide certain guarantees in the normal course of business. Outstanding letters of credit under these arrangements totaled $18.5 million at November 30, 2001. The Company also had outstanding performance and surety bonds with estimated costs to complete of $12.8 million related principally to its obligations for site improvements at various projects at November 30, 2001. The Company does not believe that any such bonds are likely to be drawn upon.

         The Company has guaranteed obligations of Lennar Corporation with regard to certain issues of its outstanding debt, and the stock of the Company has been pledged as collateral for Lennar Corporation's obligations with regard to that debt. The Company knows of no event of default which would require it to satisfy these guarantees and, therefore, the fair value of these contingent liabilities is considered immaterial.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
   Lennar Homes of California, Inc.:

We have audited the accompanying consolidated balance sheets of Lennar Homes of California, Inc. and subsidiaries (the "Company"), a wholly-owned subsidiary of Lennar Homes, Inc., as of November 30, 2001 and 2000 and the related consolidated statements of earnings, stockholder's equity and cash flows for each of the three years in the period ended November 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2001, in conformity with accounting principles generally accepted in the United States of America.


/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

January 9, 2002

LENNAR HOMES OF CALIFORNIA, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2001 AND 2000 (Dollars in thousands, except par value)
--------------------------------------------------------------------------------

                                                               2001       2000
ASSETS

Inventories                                                  $151,098   $145,067
Investments in unconsolidated partnerships                     74,002     25,064
Other assets                                                    2,932      3,010
                                                             --------   --------
                                                             $228,032   $173,141
                                                             ========   ========

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and other liabilities                    $ 32,267   $ 33,902
   Mortgage note payable                                        1,800      2,000
   Due to affiliates                                          132,652     87,486
                                                             --------   --------
             Total liabilities                                166,719    123,388
                                                             --------   --------

STOCKHOLDER'S EQUITY:
   Common stock, $1 par value; 5,000 shares authorized,
      issued and outstanding                                        5          5
   Retained earnings                                           61,308     49,748
                                                             --------   --------
             Total stockholder's equity                        61,313     49,753
                                                             --------   --------
                                                             $228,032   $173,141
                                                             ========   ========


See accompanying notes to consolidated financial statements.

LENNAR HOMES OF CALIFORNIA, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                  2001        2000       1999

REVENUES:
  Sales of homes                                $398,858    $419,508    $348,084
  Sales of land and other revenues                24,484      16,606         520
                                                --------    --------    --------

             Total revenues                      423,342     436,114     348,604
                                                --------    --------    --------

COSTS AND EXPENSES:
  Cost of homes sold                             315,727     327,229     265,730
  Cost of land and other expenses                 13,093      18,702       3,588
  Selling, general and administrative             45,135      44,918      38,946
  Licensing expense to affiliate                  21,114      20,696      11,039
  Interest                                         9,477      11,880       7,555
                                                --------    --------    --------

             Total costs and expenses            404,546     423,425     326,858
                                                --------    --------    --------

EARNINGS BEFORE INCOME TAXES                      18,796      12,689      21,746

INCOME TAXES                                       7,236       4,949       8,590
                                                --------    --------    --------

NET EARNINGS                                    $ 11,560    $  7,740    $ 13,156
                                                ========    ========    ========


See accompanying notes to consolidated financial statements.

LENNAR HOMES OF CALIFORNIA, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999 (Dollars in thousands)
--------------------------------------------------------------------------------


                                    Common        Retained
                                     Stock        Earnings        Total

Balance, November 30, 1998          $     5       $28,852       $28,857

  1999 net earnings                    --          13,156        13,156
                                    -------       -------       -------

Balance, November 30, 1999                5        42,008        42,013

  2000 net earnings                    --           7,740         7,740
                                    -------       -------       -------

Balance, November 30, 2000                5        49,748        49,753

  2001 net earnings                    --          11,560        11,560
                                    -------       -------       -------

Balance, November 30, 2001          $     5       $61,308       $61,313
                                    =======       =======       =======

See accompanying notes to consolidated financial statements.

LENNAR HOMES OF CALIFORNIA, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                                                2001        2000        1999
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                                $ 11,560    $  7,740    $ 13,156
  Adjustments to reconcile net earnings to net
    cash provided by (used in) operating activities:
      Depreciation and amortization                                              3,103       3,166       5,215
      Equity in (earnings) loss from unconsolidated partnerships                (8,044)      3,783         247
      Changes in assets and liabilities:
          (Increase) decrease in inventories                                    (8,886)     69,468       1,635
          (Increase) decrease in other assets                                     (170)        364       1,646
          Increase (decrease) in accounts payable and other liabilities         (1,635)      6,934       4,567
                                                                              --------    --------    --------

           Net cash provided by (used in) operating activities                  (4,072)     91,455      26,466
                                                                              --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in investments in unconsolidated partnerships, net                  (40,894)     (3,193)    (13,741)
                                                                              --------    --------    --------

           Net cash used in investing activities                               (40,894)     (3,193)    (13,741)
                                                                              --------    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings                                                        --          --           167
  Principal payments on borrowings                                                (200)       (200)    (12,682)
  Increase (decrease) in amounts due to affiliates                              45,166     (88,062)     (3,630)
                                                                              --------    --------    --------

           Net cash provided by (used in) financing activities                  44,966     (88,262)    (16,145)
                                                                              --------    --------    --------

NET DECREASE IN CASH                                                              --          --        (3,420)

CASH AT BEGINNING OF YEAR                                                         --          --         3,420
                                                                              --------    --------    --------

CASH AT END OF YEAR                                                           $   --      $   --      $   --
                                                                              ========    ========    ========

See Note 1 for supplemental disclosures of cash flow information related to interest and income taxes paid

Supplemental disclosures of non-cash investing and financing activities:
  Purchases of inventory financed by sellers                                  $   --      $   --      $ 11,680


See accompanying notes to consolidated financial statements.

LENNAR HOMES OF CALIFORNIA, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Consolidation - The accompanying consolidated financial statements include the accounts of Lennar Homes of California, Inc. and all subsidiaries and partnerships (and similar entities) in which a controlling interest is held (the "Company"). The Company is a wholly-owned subsidiary of Lennar Homes, Inc. which is a wholly-owned subsidiary of Lennar Corporation. The Company's investments in unconsolidated partnerships in which a significant, but less than a controlling, interest is held are accounted for by the equity method. Controlling interest is determined based on a number of factors, which include the Company's ownership interest and participation in the management of the partnership. All significant intercompany transactions and balances have been eliminated.

         The Company operates in one operating and reporting segment - homebuilding. Homebuilding operations include the sale and construction of single-family attached and detached homes. These activities also include the purchase, development and sale of residential land by the Company and unconsolidated partnerships in which it has investments.

         Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Revenue Recognition - Revenue from sales of homes are recognized when the sales are closed and title passes to the new homeowners. Revenues from sales of other real estate, including the sale of land, are recognized when a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

         Cash - The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

         Inventories - Inventories are stated at cost unless the inventory within a community is determined to be impaired, in which case the impaired inventory is written down to fair value. The Company evaluates long-lived assets for impairment based on the undiscounted future cash flows of the assets. Write-downs to inventories deemed to be impaired are recorded as adjustments to the cost basis of the respective inventories. No impairment existed during the years ended November 30, 2001, 2000 or 1999.

         Start-up costs, construction overhead and selling expenses are expensed as incurred. Homes held for sale are classified as inventories until delivered. Land, land development, amenities and other costs are accumulated by specific area and allocated proportionately to homes within the respective area.

         Due to Affiliates - The Company has transactions in the normal course of business with Lennar Corporation and/or affiliated companies.

         Interest and Real Estate Taxes - Interest and real estate taxes attributable to land and homes are capitalized while they are being actively developed. Interest costs relieved from inventories are included in interest expense. Interest costs result from the interest related to the Company's outstanding debt as disclosed in the consolidated balance sheets as well as debt incurred by Lennar Corporation. Lennar Corporation allocates a portion of its interest to the Company based on the Company's inventory levels during the year.

         Operating Equipment - Operating equipment is recorded at cost. The assets are depreciated over their estimated useful lives using the straight-line method. The estimated useful life is 2 to 10 years. At November 30, 2001 and 2000, operating equipment of $0.4 million and $0.5 million, respectively, was included in other assets in the consolidated balance sheets.

         Income Taxes - The Company files a consolidated federal income tax return with Lennar Corporation. Income taxes have been provided at the Company level as if the Company filed an income tax return on a stand-alone basis. Current taxes due are recorded as a payable to Lennar Corporation, and the deferred portion is recorded as deferred taxes. Income taxes are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

         Fair Value of Financial Instruments - The carrying amounts of accounts payable and the mortgage note payable approximate fair value.

         New Accounting Pronouncements - In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method and requires acquired intangible assets to be recognized as assets apart from goodwill if certain criteria are met. The Company adopted SFAS No. 141 for all future acquisitions.

         SFAS No. 142 no longer requires or permits the amortization of goodwill and indefinite-lived assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. This impairment test uses a fair value approach rather than the undiscounted cash flows approach previously required by SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The Company adopted SFAS No. 142 on December 1, 2001. Management does not currently believe that the implementation of SFAS No. 142 will have a material impact on the Company's financial position or results of operations.

         In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 provides accounting guidance for financial accounting and reporting for impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121. SFAS No. 144 is effective for the Company in fiscal 2003. Management does not currently believe that the implementation of SFAS No. 144 will have a material impact on the Company's financial position or results of operations.

         Reclassification - Certain prior year amounts in the consolidated financial statements have been reclassified to conform with the 2001 presentation.

2.     INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS

         Summarized condensed financial information on a combined 100% basis related to the Company's investments in unconsolidated partnerships and other similar entities (collectively the "Partnerships") accounted for by the equity method was as follows:

         November 30,
         (In thousands)                               2001       2000
         -----------------------------------------------------------------------

         Assets:
           Cash                                     $ 13,566   $  2,531
           Land under development                    500,429    119,609
           Other assets                               13,943     10,618
                                                    --------   --------
                                                    $527,938   $132,758
                                                    ========   ========

         Liabilities and equity:
           Accounts payable and other liabilities   $ 34,661   $ 21,683
           Notes and mortgages payable               295,020     45,742
           Equity                                    198,257     65,333
                                                    --------   --------
                                                    $527,938   $132,758
                                                    ========   ========

         Years ended November 30, 2001, 2000 and 1999
         (In thousands)                                   2001      2000        1999
         ---------------------------------------------- -------------------------------
         Revenues                                      $403,255   $ 26,334    $ 23,064
         Costs and expenses                             345,493     30,400      21,610
                                                       --------   --------    ---------
         Net earnings (loss) of unconsolidated
           partnerships                                $ 57,762   $ (4,066)   $  1,454
                                                       ========   ========    ========

         At November 30, 2001, the Company's equity interest in each of these Partnerships was 50% or less. The Company's partners generally are third party homebuilders, land sellers seeking a share of the profits from development of the land or real estate professionals who do not have the capital and/or expertise to develop properties by themselves. The Partnerships follow accounting principles generally accepted in the United States of America. The Company shares in the profits and losses of these Partnerships and, when appointed the manager of the Partnerships, receives fees for the management of the assets. During 2001 and 2000, the Company received management fees and reimbursement of expenses from the Partnerships totaling $3.8 million and $1.6 million, respectively. The Company does not include in its income the pro rata Partnership earnings resulting from land sales to the Company. These amounts are recorded as a reduction of the cost of purchasing the land from the Partnerships which increases profits when title passes to a third party homebuyer. Equity in earnings from unconsolidated partnerships is included in sales of land and other revenues in the consolidated statements of earnings.

         The Company may obtain options or other arrangements under which the Company can purchase portions of the land held by the Partnerships. Option prices are generally negotiated prices that approximate fair value when the Company receives the options. During 2001, $72.1 million of the Partnerships' revenues were from land sales to the Company. In some instances, Lennar Corporation and/or the Company's partners have provided varying levels of guarantees on certain partnership debt. At November 30, 2001, Lennar Corporation provided guarantees on $205.9 million of unconsolidated partnership debt, of which $44.2 million were limited maintenance guarantees.

3.       MORTGAGE NOTE PAYABLE

         At November 30, 2001 and 2000, the Company had a mortgage note on land bearing interest at 10.0% maturing in 2008 with an outstanding balance of $1.8 million and $2.0 million, respectively. This borrowing is collateralized by land.

4.       INCOME TAXES

         The provision for income taxes consisted of the following:

                                        Years Ended November 30,
         (Dollars in thousands)       2001       2000       1999
         -----------------------------------------------------------------------

         Current:
           Federal                   $ 6,603    $ 7,972    $ 4,095
           State                         950        927        780
                                     -------    -------    -------
                                       7,553      8,899      4,875
                                     -------    -------    -------
         Deferred:
           Federal                      (301)    (3,594)     3,226
           State                         (16)      (356)       489
                                     -------    -------    -------

                                        (317)    (3,950)     3,715
                                     -------    -------    -------

                                     $ 7,236    $ 4,949    $ 8,590
                                     =======    =======    =======


         The actual income tax expense differs from the "expected" tax expense for the year (computed by applying the U.S. federal corporate rate of 35% to earnings before income taxes) primarily due to the amount of state income taxes, net of the related federal tax benefit.

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant temporary differences that give rise to the net deferred tax asset are as follows:

                                                        November 30,
         (Dollars in thousands)                         2001    2000
         -----------------------------------------------------------------------

         Deferred tax assets:
           Capitalized expenses                        $1,958   $1,637
           Other                                        1,789    1,789
                                                       ------   ------

              Total deferred tax assets                 3,747    3,426
                                                       ------   ------

         Deferred tax liabilities:
           Other                                        2,235    2,231
                                                       ------   ------

              Total deferred tax liabilities            2,235    2,231
                                                       ------   ------

              Net deferred tax asset                   $1,512   $1,195
                                                       ======   ======

         The net deferred tax asset is included in other assets in the consolidated balance sheets.

5.       RELATED PARTY TRANSACTIONS

         On April 1, 1999, Lennar Corporation entered into an agreement with Greystone Homes of Nevada, Inc. ("Greystone"), a wholly-owned subsidiary of Lennar Corporation, whereby Greystone has granted to the Company the right to use certain property for a fee. Unpaid fees bear interest at 9% annually. The fee and its related interest comprise the classification "licensing expense to affiliate" in the consolidated statements of earnings. On a quarterly basis, these amounts are paid by Lennar Corporation to Greystone. The amounts paid by Lennar Corporation on behalf of the Company are included in due to affiliates in the Company's consolidated balance sheets, and bear interest at 9% annually. The term of the agreement ends on November 30, 2002, with automatic one-year renewals unless terminated earlier by three-months written notice by either party.

         During 2001 and 2000, Lennar Corporation and its subsidiaries advanced funds to the Company which had no stated repayment terms. At November 30, 2001 and 2000, the Company had a payable to affiliates of $132.7 million and $87.5 million, respectively.

6.       COMMITMENTS AND CONTINGENT LIABILITIES

         The Company and certain subsidiaries are parties to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

         The Company is subject to the usual obligations associated with entering into contracts for the purchase (including option contracts), development and sale of real estate, which it does in the routine conduct of its business. Option contracts for the purchase of land permit the Company to acquire portions of properties when it is ready to build homes on them. The use of option contracts allows the Company to reduce the financial risk of adverse market conditions associated with long-term land holdings. At November 30, 2001, the Company had $4.3 million of primarily non-refundable option deposits and advanced costs with entities including unconsolidated partnerships.

         The Company has entered into agreements to lease certain office facilities and equipment under operating leases. Future minimum payments under the noncancelable leases are as follows: 2002 -
         $1.0 million; 2003 - $0.8 million; 2004 - $0.5 million and 2005 -
         $0.1 million. Rental expense for the years ended November 30, 2001, 2000 and 1999 was $1.4 million, $1.7 million and $0.7 million, respectively.

         The Company is committed, under various letters of credit, to perform certain development and construction activities and provide certain guarantees in the normal course of business. Outstanding letters of credit under these arrangements totaled $24.8 million at November 30, 2001. The Company also had outstanding performance and surety bonds with estimated costs to complete of $182.6 million related principally to its obligations for site improvements at various projects at November 30, 2001. The Company does not believe that any such bonds are likely to be drawn upon.

         The Company has guaranteed obligations of Lennar Corporation with regard to certain issues of its outstanding debt, and the stock of the Company has been pledged as collateral for Lennar Corporation's obligations with regard to that debt. The Company knows of no event of default which would require it to satisfy these guarantees and, therefore, the fair value of these contingent liabilities is considered immaterial.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
   Greystone Homes, Inc.:

We have audited the accompanying consolidated balance sheets of Greystone Homes, Inc. and subsidiaries (the "Company"), a wholly-owned subsidiary of U.S. Home Corporation, as of November 30, 2001 and 2000 and the related consolidated statements of earnings, stockholder's equity and cash flows for each of the three years in the period ended November 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2001, in conformity with accounting principles generally accepted in the United States of America.




/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

January 9, 2002

GREYSTONE HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of U.S. Home Corporation)

CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2001 AND 2000 (Dollars in thousands, except par value)
--------------------------------------------------------------------------------

                                                              2001       2000
ASSETS

Inventories                                                  $302,569   $313,613
Goodwill, net                                                  36,451     38,742
Investments in unconsolidated partnerships                     15,202      1,707
Other assets                                                   26,032     29,502
Due from affiliates                                           241,713    118,656
                                                             --------   --------

                                                             $621,967   $502,220
                                                             ========   ========


LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and other liabilities                    $ 52,166   $ 51,262
   Mortgage note payable                                         --          672
                                                             --------   --------

             Total liabilities                                 52,166     51,934
                                                             --------   --------

STOCKHOLDER'S EQUITY:
   Common stock, $0.01 par value; 1,000 shares authorized,
      issued and outstanding                                     --         --
   Additional paid-in capital                                 216,073    216,073
   Retained earnings                                          353,728    234,213
                                                             --------   --------

              Total stockholder's equity                      569,801    450,286
                                                             --------   --------

                                                             $621,967   $502,220
                                                             ========   ========

See accompanying notes to consolidated financial statements.

GREYSTONE HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of U.S. Home Corporation)

CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999 (Dollars in thousands)
--------------------------------------------------------------------------------
                                                  2001        2000        1999
REVENUES:
  Sales of homes                                $789,141    $646,206    $823,317
  Sales of land and other revenues                22,504     110,822     100,223
  Licensing revenues from affiliates             129,161     104,677      63,285
                                                --------    --------    --------
             Total revenues                      940,806     861,705     986,825
                                                --------    --------    --------

COSTS AND EXPENSES:
  Cost of homes sold                             602,462     495,930     634,103
  Cost of land and other expenses                 22,693      99,606      91,876
  Selling, general and administrative             99,536      89,017      86,023
  Interest                                        21,782      20,944      23,159
                                                --------    --------    --------
             Total costs and expenses            746,473     705,497     835,161
                                                --------    --------    --------

EARNINGS BEFORE INCOME TAXES                     194,333     156,208     151,664

INCOME TAXES                                      74,818      60,921      59,907
                                                --------    --------    --------
NET EARNINGS                                    $119,515    $ 95,287    $ 91,757
                                                ========    ========    ========

See accompanying notes to consolidated financial statements.

GREYSTONE HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of U.S. Home Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999 (Dollars in thousands)
--------------------------------------------------------------------------------

                                             Additional
                                    Common    Paid-in      Retained
                                    Stock     Capital      Earnings      Total

Balance, November 30, 1998            $--     $216,073     $ 47,169     $263,242

  1999 net earnings                    --         --         91,757       91,757
                                      ---     --------     --------     --------

Balance, November 30, 1999             --      216,073      138,926      354,999

  2000 net earnings                    --         --         95,287       95,287
                                      ---     --------     --------     --------

Balance, November 30, 2000             --      216,073      234,213      450,286

  2001 net earnings                    --         --        119,515      119,515
                                      ---     --------     --------     --------

Balance, November 30, 2001            $--     $216,073     $353,728     $569,801
                                      ===     ========     ========     ========

See accompanying notes to consolidated financial statements.

GREYSTONE HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of U.S. Home Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                                                2001          2000         1999
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                                $ 119,515    $  95,287    $  91,757
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation and amortization, net                                          9,984       12,874       13,516
      Equity in (earnings) loss from unconsolidated partnerships                     (6)          (8)         112
      Changes in assets and liabilities:
        Decrease in inventories                                                   3,605       45,449       41,966
        (Increase) decrease in other assets                                       3,216       (1,388)      18,953
        Increase (decrease) in accounts payable and other liabilities               904       12,245         (971)
                                                                              ---------    ---------    ---------

           Net cash provided by operating activities                            137,218      164,459      165,333
                                                                              ---------    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in investments in unconsolidated partnerships, net                   (13,489)        (161)      (1,561)
                                                                              ---------    ---------    ---------

           Net cash used in investing activities                                (13,489)        (161)      (1,561)
                                                                              ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on borrowings                                                 (672)      (7,368)    (143,255)
  Increase in amounts due from affiliates                                      (123,057)    (118,656)        --
  Decrease in amounts due to affiliates                                            --        (38,274)     (41,514)
                                                                              ---------    ---------    ---------

           Net cash used in financing activities                               (123,729)    (164,298)    (184,769)
                                                                              ---------    ---------    ---------

NET DECREASE IN CASH                                                               --           --        (20,997)

CASH AT BEGINNING OF YEAR                                                          --           --         20,997
                                                                              ---------    ---------    ---------

CASH AT END OF YEAR                                                           $    --      $    --      $    --
                                                                              =========    =========    =========

See Note 1 for supplemental disclosures of cash flow information related to interest and income taxes paid

Supplemental disclosures of non-cash investing and financing activities:
  Purchases of inventory financed by sellers                                  $    --      $    --      $   6,505

See accompanying notes to consolidated financial statements.

GREYSTONE HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of U.S. Home Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Consolidation - The accompanying consolidated financial statements include the accounts of Greystone Homes, Inc., and all subsidiaries and partnerships (and similar entities) in which a controlling interest is held (the "Company"). The Company's investments in unconsolidated partnerships in which a significant, but less than controlling, interest is held are accounted for by the equity method. Controlling interest is determined based on a number of factors, which include the Company's ownership interest and participation in the management of the partnership. All significant intercompany transactions and balances have been eliminated. During 2001, the Company became a wholly-owned subsidiary of U.S. Home Corporation, which is a wholly-owned subsidiary of Lennar Corporation.

         The Company operates in one operating and reporting segment - homebuilding. Homebuilding operations include the sale and construction of single-family attached and detached homes. These activities also include the purchase, development and sale of residential land by the Company and unconsolidated partnerships in which it has investments.

         Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Revenue Recognition - Revenue from sales of homes are recognized when the sales are closed and title passes to the new homeowners. Revenues from sales of other real estate, including the sale of land, are recognized when a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

         Cash - The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

         Inventories - Inventories are stated at cost unless the inventory within a community is determined to be impaired, in which case the impaired inventory is written down to fair value. The Company evaluates long-lived assets for impairment based on the undiscounted future cash flows of the assets. Write-downs of inventories deemed to be impaired are recorded as adjustments to the cost basis of the respective inventories. No impairment existed during the years ended November 30, 2001, 2000 or 1999.

         Start-up costs, construction overhead and selling expenses are expensed as incurred. Homes held for sale are classified as inventories until delivered. Land, land development, amenities and other costs are accumulated by specific area and allocated proportionately to homes within the respective area.

         Due from Affiliates - The Company has transactions in the normal course of business with Lennar Corporation and/or affiliated companies.

         Interest and Real Estate Taxes - Interest and real estate taxes attributable to land and homes are capitalized while they are being actively developed. Interest costs relieved from inventories are included in interest expense. Interest costs result from the interest related to the Company's outstanding debt as disclosed in the consolidated balance sheets, as well as debt incurred by Lennar Corporation. Lennar Corporation allocates a portion of its interest to the Company based on the Company's inventory levels during the year.

         Operating Equipment - Operating equipment is recorded at cost. The assets are depreciated over their estimated useful lives using the straight-line method. The estimated useful life is 2 to 10 years. At November 30, 2001 and 2000, operating equipment of $0.5 million and $0.4 million, respectively, was included in other assets in the consolidated balance sheets.

         Goodwill - Goodwill represents the excess of the purchase price over the fair value of net assets acquired and was amortized by the Company on a straight-line basis over 20 years. At November 30, 2001 and 2000, goodwill was $36.5 million and $38.7 million, respectively (net of accumulated amortization of $9.4 million and $7.1 million, respectively). In the event that facts and circumstances indicate that the carrying value of goodwill might be impaired, an evaluation of recoverability is performed. If an evaluation was required, the estimated future undiscounted cash flows associated with the goodwill would be compared to the carrying amount to determine if a write-down to fair value based on discounted cash flows was required. No impairment existed during the years ended November 30, 2001, 2000 or 1999. Subsequent to the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 141 and SFAS No. 142, goodwill and its amortization will be accounted for in accordance with the standards they prescribe which will discontinue the Company's amortization of goodwill. See the New Accounting Pronouncements section of Note 1.

         Income Taxes - The Company files a consolidated federal income tax return with Lennar Corporation. Income taxes have been provided at the Company level as if the Company filed an income tax return on a stand-alone basis. Current taxes due are recorded as a payable to Lennar Corporation, and the deferred portion is recorded as deferred taxes. Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

         Fair Value of Financial Instruments - The carrying amount of accounts payable approximates fair value.

         New Accounting Pronouncements - In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method and requires acquired intangible assets to be recognized as assets apart from goodwill if certain criteria are met. The Company adopted SFAS No. 141 for all future acquisitions.

         SFAS No. 142 no longer requires or permits the amortization of goodwill and indefinite-lived assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. This impairment test uses a fair value approach rather than the undiscounted cash flows approach previously required by SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The Company adopted SFAS No. 142 on December 1, 2001. Because of that, amortization of goodwill of approximately $2 million per year will not be incurred in the future. Management does not currently believe that the implementation of SFAS No. 142 will have a material impact on the Company's financial condition or results of operations.

         In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 provides accounting guidance for financial accounting and reporting for impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121. SFAS No. 144 is effective for the Company in fiscal 2003. Management does not currently believe that the implementation of SFAS No. 144 will have a material impact on the Company's financial condition or results of operations.

         Reclassification - Certain prior year amounts in the consolidated financial statements have been reclassified to conform with the 2001 presentation.

2.       INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS

         Summarized condensed financial information on a combined 100% basis related to the Company's investments in unconsolidated partnerships and other similar entities (collectively the "Partnerships") accounted for by the equity method was as follows:

         November 30,
         (In thousands)                                         2001      2000
         -----------------------------------------------------------------------

         Assets:
           Cash                                                $ 1,236   $   716
           Land under development                               71,961     6,503
           Other assets                                             26         2
                                                               -------   -------

                                                               $73,223   $ 7,221
                                                               =======   =======

         Liabilities and equity:
           Accounts payable and other liabilities                3,912       501
           Notes and mortgages payable                          30,836     5,013
           Equity                                               38,475     1,707
                                                               -------   -------

                                                               $73,223   $ 7,221
                                                               =======   =======

         Years ended November 30, 2001, 2000 and 1999
         (In thousands)                                2001     2000      1999
         -----------------------------------------------------------------------
         Revenues                                     $    32  $    31   $    25
         Costs and expenses                             2,905      284      --
                                                      -------  -------   -------
         Net earnings (loss) of unconsolidated
            partnerships                              $(2,873) $  (253)  $    25
                                                      =======  =======   =======

         At November 30, 2001, the Company's equity interest in each of these Partnerships was 50% or less. The Company's partners generally are third party homebuilders, land sellers seeking a share of the profits from development of the land or real estate professionals who do not have the capital and/or expertise to develop properties by themselves. The Partnerships follow accounting principles generally accepted in the United States of America. The Company shares in the profits and losses of these Partnerships and, when appointed the manager of the Partnerships, receives fees for the management of the assets. The Company does not include in its income the pro rata Partnership earnings resulting from land sales to the Company. These amounts are recorded as a reduction of the cost of purchasing the land from the Partnerships which increases profits when title passes to a third party homebuyer. Equity in earnings from unconsolidated partnerships is included in sales of land and other revenues in the consolidated statements of earnings.

3.       INCOME TAXES

         The provision for income taxes consisted of the following:

                                             Years Ended November 30,
         (Dollars in thousands)             2001       2000      1999
         -------------------------------------------------------------

         Current:
           Federal                         $61,692   $51,687   $45,105
           State                             8,880     6,011     8,591
                                           -------   -------   -------

                                            70,572    57,698    53,696
                                           -------   -------   -------

         Deferred:
           Federal                           4,034     2,933     5,393
           State                               212       290       818
                                           -------   -------   -------

                                             4,246     3,223     6,211
                                           -------   -------   -------

                                           $74,818   $60,921   $59,907
                                           =======   =======   =======

         The actual income tax expense differs from the "expected" tax expense for the year (computed by applying the U.S. federal corporate rate of 35% to earnings before income taxes) primarily due to the amount of state income taxes, net of the related federal tax benefit, and the amortization of goodwill.

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant temporary differences that give rise to the net deferred tax asset are as follows:

                                                            November 30,
         (Dollars in thousands)                           2001        2000
         -------------------------------------------------------------------

         Deferred tax assets:
           Acquisition adjustments                      $ 10,158    $ 10,158
           Reserves and accruals                          23,516      21,390
           Net operating loss and capital loss
              carryforwards, tax affected                  4,466       4,466
           Capitalized expenses                            5,685       5,305
           Deferred gains                                   --         1,959
           Investments in unconsolidated partnerships        745         745
                                                        --------    --------

              Deferred tax assets                         44,570      44,023
              Less: valuation allowance                   (7,117)     (7,117)
                                                        --------    --------

              Total deferred tax assets, net              37,453      36,906
                                                        --------    --------


         Deferred tax liabilities:
           Deferred gains                                     55        --
           Other                                          21,126      16,387
                                                        --------    --------

              Total deferred tax liabilities              21,181      16,387
                                                        --------    --------

              Net deferred tax asset                    $ 16,272    $ 20,519
                                                        ========    ========

         The net deferred tax asset is included in other assets in the consolidated balance sheets. SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that a portion or all of the deferred tax asset will not be realized. At both November 30, 2001 and 2000, the Company had a valuation allowance of $7.1 million for net operating loss and capital loss carryforwards and certain acquisition adjustments which currently are not expected to be realized. Based on management's assessment, it is more likely than not that the net deferred tax asset will be realized through future taxable earnings.

4.       RELATED PARTY TRANSACTIONS

         On April 1, 1999, Lennar Corporation entered into an agreement with Greystone Homes of Nevada, Inc. ("Greystone"), a majority-owned subsidiary of Greystone Homes, Inc., which is a wholly-owned subsidiary of Lennar Corporation, whereby Greystone has granted to affiliates of Lennar Corporation the right to use certain property for a fee. Unpaid fees bear interest at 9% annually. The classification "licensing revenues from affiliates" in the consolidated statements of earnings is comprised of the affiliates' fee and interest. On a quarterly basis, these amounts are paid to Greystone by Lennar

         Corporation. The term of the agreement ends on November 30, 2002, with automatic one-year renewals unless terminated earlier by three-months written notice by either party.

         On April 1, 1999, Lennar Corporation entered into a financing arrangement with Greystone which matured on December 31, 2001 and was extended through December 31, 2007, whereby Lennar Corporation may borrow up to $950 million, from Greystone at an interest rate of 9% payable quarterly. As of November 30, 2001 and 2000, Lennar Corporation had borrowed $333.3 million and $178.4 million under this financing arrangement.

         During 2001 and 2000, Lennar Corporation and its subsidiaries advanced and borrowed funds to and from the Company which had no stated repayment terms, other than the financing arrangement discussed above. At November 30, 2001 and 2000, the Company had a receivable from affiliates of $241.7 million and $118.7 million, respectively.

5.       COMMITMENTS AND CONTINGENT LIABILITIES

         The Company and certain subsidiaries are parties to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

         The Company is subject to the usual obligations associated with entering into contracts for the purchase (including option contracts), development and sale of real estate, which it does in the routine conduct of its business. Option contracts for the purchase of land permit the Company to acquire portions of properties when it is ready to build homes on them. The use of option contracts allows the Company to reduce the financial risk of adverse market conditions associated with long-term land holdings. At November 30, 2001, the Company had $12.8 million of primarily non-refundable option deposits and advanced costs with entities including unconsolidated partnerships.

         The Company has entered into agreements to lease certain office facilities and equipment under operating leases. Future minimum payments under the noncancelable leases are as follows: 2002 - $1.6 million; 2003 - $1.1 million; 2004 - $1.0 million and 2005 - $0.2 million. Rental expense for the years ended November 30, 2001, 2000 and 1999 was $2.0 million, $2.2 million and $1.6 million, respectively.

         The Company is committed, under various letters of credit, to perform certain development and construction activities and provide certain guarantees in the normal course of business. Outstanding letters of credit under these arrangements totaled $10.2 million at November 30, 2001. The Company also had outstanding performance and surety bonds with estimated costs to complete of $158.7 million related principally to its obligations for site improvements at various projects at November 30, 2001. The Company does not believe that any such bonds are likely to be drawn upon.

         The Company has guaranteed obligations of Lennar Corporation with regard to certain issues of its outstanding debt, and the stock of the Company has been pledged as collateral for Lennar Corporation's obligations with regard to that debt. The Company knows of no event of default which would require it to satisfy these guarantees and, therefore, the fair value of these contingent liabilities is considered immaterial.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
   U.S. Home Corporation:

We have audited the accompanying consolidated balance sheets of U.S. Home Corporation and subsidiaries (the "Company"), a wholly-owned subsidiary of Lennar Corporation, as of November 30, 2001 and 2000 and the related consolidated statements of earnings, stockholder's equity and cash flows for each of the three years in the period ended November 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2001, in conformity with accounting principles generally accepted in the United States of America.




/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

January 9, 2002

U.S. HOME CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2001 AND 2000 (Dollars in thousands, except par value)
--------------------------------------------------------------------------------

ASSETS                                             2001         2000

Homebuilding:
  Cash                                           $   98,127   $   53,934
  Inventories                                     1,459,909    1,386,066
  Investments in unconsolidated partnerships        121,467       80,881
  Goodwill, net                                      77,655       82,009
  Other assets                                      151,675      163,208
                                                 ----------   ----------
                                                  1,908,833    1,766,098

Financial services                                  887,659      599,053
                                                 ----------   ----------

                                                 $2,796,492   $2,365,151
                                                 ==========   ==========


LIABILITIES AND STOCKHOLDER'S EQUITY

Homebuilding:
   Accounts payable and other liabilities        $  254,069   $  326,062
   Senior notes and other debts payable              35,652       32,508
   Due to affiliates                                232,531      360,908
                                                 ----------   ----------

             Total liabilities                      522,252      719,478
                                                 ----------   ----------

Financial services                                  788,258      511,846
                                                 ----------   ----------

Stockholder's equity:
   Common stock, $0.10 par value; 5,000 shares
      authorized, issued and outstanding                  1            1
   Additional paid-in capital                       737,331      737,331
   Retained earnings                                748,650      396,495
                                                 ----------   ----------

             Total stockholder's equity           1,485,982    1,133,827
                                                 ----------   ----------

                                                 $2,796,492   $2,365,151
                                                 ==========   ==========

See accompanying notes to consolidated financial statements.

U.S. HOME CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999
(Dollars in thousands)
--------------------------------------------------------------------------------

                                               2001         2000          1999

REVENUES:
  Homebuilding                              $2,928,380   $2,031,190   $  923,540
  Financial services                           424,554      315,301      269,307
  Licensing revenues from affiliates           129,161      104,677       63,285
                                            ----------   ----------   ----------

             Total revenues                  3,482,095    2,451,168    1,256,132
                                            ----------   ----------   ----------

COSTS AND EXPENSES:
  Homebuilding                               2,187,404    1,614,398      725,979
  Financial services                           333,657      272,774      238,548
  Selling, general and administrative          320,105      200,958       86,023
  Interest                                      70,490       55,152       23,159
                                            ----------   ----------   ----------

             Total costs and expenses        2,911,656    2,143,282    1,073,709
                                            ----------   ----------   ----------

EARNINGS BEFORE INCOME TAXES                   570,439      307,886      182,423

INCOME TAXES                                   218,284      120,768       73,037
                                            ----------   ----------   ----------

NET EARNINGS                                $  352,155   $  187,118   $  109,386
                                            ==========   ==========   ==========

See accompanying notes to consolidated financial statements.

U.S. HOME CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED NOVEMBER 30, 2001, 2000 and 1999
(Dollars in thousands)
--------------------------------------------------------------------------------

                                                                 Additional
                                                       Common     Paid-in      Retained
                                                        Stock     Capital      Earnings       Total
Balance, November 30, 1998                            $      1   $ 233,046    $  99,991   $   333,038

  1999 net earnings                                       --          --        109,386       109,386
                                                      --------   ---------    ---------   -----------

Balance, November 30, 1999                                   1     233,046      209,377       442,424

  Contribution of capital to acquire
     U.S. Home Corporation (see Note 2)                   --       510,249         --         510,249

  Distribution of capital to affiliate (see Note 1)       --        (5,964)        --          (5,964)

  2000 net earnings                                       --          --        187,118       187,118
                                                      --------   ---------    ---------   -----------

Balance, November 30, 2000                                   1     737,331      396,495     1,133,827

  2001 net earnings                                       --          --        352,155       352,155
                                                      --------   ---------    ---------   -----------

Balance, November 30, 2001                            $      1   $ 737,331    $ 748,650   $ 1,485,982
                                                      ========   =========    =========   ===========

See accompanying notes to consolidated financial statements.

U.S. HOME CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999
(Dollars in thousands)
--------------------------------------------------------------------------------

                                                                                  2001            2000           1999
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                                $   352,155    $   187,118    $   109,386
  Adjustments to reconcile net earnings to net
    cash provided by (used in) operating activities:
      Depreciation and amortization, net                                           30,470         30,290         22,825
      Equity in (earnings) loss from unconsolidated partnerships                   (1,473)            58            112
      Changes in assets and liabilities, net of effects from acquisitions:
        (Increase) decrease in inventories                                        (70,266)       156,363         41,966
        Increase in other assets                                                  (81,856)       (29,050)        (7,988)
        (Increase) decrease in financial services loans held for sale or
          disposition                                                            (206,461)       (75,872)         6,293
        Decrease in accounts payable and other liabilities                        (60,995)       (43,459)        (7,578)
                                                                              -----------    -----------    -----------
           Net cash provided by (used in) operating activities                    (38,426)       225,448        165,016
                                                                              -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in investments in unconsolidated partnerships, net                     (39,113)       (33,553)        (1,561)
  (Increase) decrease in financial services mortgage loans                          3,910        (11,834)         1,548
  Purchases of investment securities                                              (18,143)       (18,112)       (13,119)
  Receipts from investment securities                                              17,700         14,946         11,600
  Decrease in financial services mortgage servicing rights                         10,812          1,315           --
  Acquisition of businesses - net of cash acquired                                 (1,630)      (158,357)       (19,747)
                                                                              -----------    -----------    -----------
           Net cash used in investing activities                                  (26,464)      (205,595)       (21,279)
                                                                              -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) under financial services debt                       264,996        165,452         (3,168)
  Payments for tender of senior notes                                                --         (519,759)          --
  Proceeds from borrowings                                                           --            2,981          2,578
  Principal payments on borrowings                                                (20,419)      (260,654)      (146,756)
  Contributed capital                                                                --          243,383           --
  Increase (decrease) in amounts due to affiliates                               (128,377)       407,287         (9,376)
                                                                              -----------    -----------    -----------
           Net cash provided by (used in) financing activities                    116,200         38,690       (156,722)
                                                                              -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH                                                    51,310         58,543        (12,985)

CASH AT BEGINNING OF YEAR                                                          93,454         34,911         47,896
                                                                              -----------    -----------    -----------
CASH AT END OF YEAR                                                           $   144,764    $    93,454    $    34,911
                                                                              ===========    ===========    ===========

Summary of cash:
   Homebuilding                                                               $    98,127    $    53,934    $      --
   Financial services                                                              46,637         39,520         34,911
                                                                              -----------    -----------    -----------
                                                                              $   144,764    $    93,454    $    34,911
                                                                              ===========    ===========    ===========

See Note 1 for supplemental disclosures of cash flow information related to interest and income taxes paid

Supplemental disclosures of non-cash investing and financing activities:
    Purchases of inventory financed by sellers                                $    17,897    $      --      $     6,505
    Fair value of assets acquired in U.S. Home acquisition,
      inclusive of cash of $90,997                                            $      --      $ 1,654,444    $      --
    Goodwill recorded from U.S. Home acquisition                              $      --      $    47,809    $      --
    Liabilities assumed in U.S. Home acquisition                              $      --      $ 1,192,004    $      --


See accompanying notes to consolidated financial statements.

U.S. HOME CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Consolidation - The accompanying consolidated financial statements include the accounts of U.S. Home Corporation, a wholly-owned subsidiary of Lennar Corporation, and all subsidiaries and partnerships (and similar entities) in which a controlling interest is held (the "Company" or "U.S. Home"). The Company's investments in unconsolidated partnerships in which a significant, but less than a controlling, interest is held are accounted for by the equity method. Controlling interest is determined based on a number of factors, which include the Company's ownership interest and participation in the management of the partnership. All significant intercompany transactions and balances have been eliminated.

         During 2001, the Company made a tax-free contribution of real and personal property and equity interests of its, and certain of its subsidiaries, homebuilding business within the State of Texas (the "Texas Operations"), to Lennar Homes of Texas Land & Construction, Ltd. (the "Texas Partnership"), a majority-owned subsidiary of Lennar Southwest Holding Corp., in exchange for a 40% limited partners' interest in the Texas Partnership. This transaction was accounted for as a reorganization of entities under common control, which is similar to the pooling of interests method of accounting for business combinations and accordingly, all prior period consolidated financial statements have been restated as if this transaction occurred on May 3, 2000, the date of Lennar Corporation's acquisition of U.S. Home.

         During 2001, Lennar Corporation contributed to the Company, as a tax-free contribution, all of the issued and outstanding shares of the common stock of Greystone Homes, Inc. and Lennar Financial Services, Inc., both of which were wholly-owned subsidiaries of Lennar Corporation. These transactions were accounted for as a reorganization of entities under common control, which is similar to the pooling of interests method of accounting for business combinations and accordingly, all prior period consolidated financial statements have been restated as if this transaction occurred on November 30, 1998.

         LEN Acquisition Corporation, a wholly-owned subsidiary of Lennar Corporation, was incorporated on February 15, 2000. In May 2000, U.S. Home Corporation was acquired by LEN Acquisition Corporation. LEN Acquisition Corporation was subsequently renamed U.S. Home Corporation. See Note 2.

         Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Revenue Recognition - Revenue from sales of homes are recognized when the sales are closed and title passes to the new homeowners. Revenues from sales of other real estate (including the sales of land and operating properties) are recognized when a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

         Cash - The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values. Cash as of November 30, 2001 and 2000 included $42.9 million and $25.8 million, respectively, of cash held in escrow for approximately three days.

         Inventories - Inventories are stated at cost unless the inventory within a community is determined to be impaired, in which case the impaired inventory is written down to fair value. The Company evaluates long-lived assets for impairment based on the undiscounted future cash flows of the assets. Write-downs to inventories deemed to be impaired are recorded as adjustments to the cost basis of the respective inventories. No impairment existed during the years ended November 30, 2001, 2000 and 1999.

         Start-up costs, construction overhead and selling expenses are expensed as incurred. Homes held for sale are classified as inventories until delivered. Land, land development, amenities and other costs are accumulated by specific area and allocated proportionately to homes within the respective area.

         Due to Affiliates - Due to affiliates includes the Company's transactions in the normal course of business with Lennar Corporation and/or affiliated companies as well as minority interest.

         Interest and Real Estate Taxes - Interest and real estate taxes attributable to land and homes are capitalized while they are being actively developed. Interest related to homebuilding, including interest costs relieved from inventories, is included in interest expense. Interest costs result from the interest related to the Company's outstanding debt as disclosed in the consolidated balance sheets as well as debt incurred by the Company's parent, Lennar Corporation. Lennar Corporation allocates a portion of its interest to the Company based on the Company's inventory levels during the year. Interest expense relating to the financial services operations is included in its respective costs and expenses.

         Operating Equipment - Operating equipment is recorded at cost. The assets are depreciated over their estimated useful lives using the straight-line method. The estimated useful life for operating equipment is 2 to 10 years. At November 30, 2001 and 2000, operating equipment of $9.3 million and $13.2 million, respectively, was included in other assets in the consolidated balance sheets.

         Investment Securities - Investment securities that have determinable fair values are classified as available-for-sale unless they are classified as held-to-maturity. Securities classified as held-to-maturity are carried at amortized cost because they are purchased with the intent and ability to hold to maturity. Available-for-sale securities are recorded at fair value. Any unrealized holding gains or losses on available-for-sale securities are reported in a separate component of stockholder's equity, net of tax effects, until realized.

         At November 30, 2001 and 2000, investment securities classified as held-to-maturity totaled $13.2 million and $12.5 million, respectively, and were included in other assets of the Financial Services Division. There were no other investment securities at November 30, 2001 or 2000.

         Derivative Financial Instruments - Effective December 1, 2000, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings or recorded in other comprehensive income and recognized in the statement of earnings when the hedged item affects earnings, depending on the purpose of the derivatives and whether they qualify for hedge accounting treatment.

         The Financial Services Division, in the normal course of business, uses derivative financial instruments to reduce its exposure to fluctuations in interest rates. The Division enters into forward commitments and option contracts to protect the value of fixed rate locked loan commitments and loans held for sale or disposition from fluctuations in market interest rates. These derivative financial instruments are designated as fair value hedges, and, accordingly, for all qualifying and highly effective fair value hedges, the changes in the fair value of the derivative and the loss or gain on the hedged asset relating to the risk being hedged are recorded currently in earnings. The effect of the implementation of SFAS No. 133 on the Financial Services Division's operating earnings was not significant.

         Goodwill - Goodwill represents the excess of the purchase price over the fair value of net assets acquired and was amortized by the Company on a straight-line basis over periods ranging from 15 to 20 years. At November 30, 2001 and 2000, goodwill was $102.8 million and $107.2 million, respectively (net of accumulated amortization of $17.7 million and $11.5 million, respectively). In the event that facts and circumstances indicated that the carrying value of goodwill might be impaired, an evaluation of recoverability is performed. If an evaluation was required, the estimated future undiscounted cash flows associated with the goodwill would be compared to the carrying amount to determine if a write-down to fair value based on discounted cash flows was required. No impairment existed during the years ended November 30, 2001, 2000 or 1999. The Homebuilding Division's goodwill was $77.7 million and $82.0 million at November 30, 2001 and 2000, respectively, and the Financial Services Division's goodwill was $25.2 million at both November 30, 2001 and 2000. Subsequent to the Company's adoption of SFAS No. 141 and SFAS No. 142, goodwill and its amortization will be accounted for in accordance with those standards they prescribe which will discontinue the Company's amortization of goodwill. See the New Accounting Pronouncements section of Note 1.

         Income Taxes - The Company files a consolidated federal income tax return with Lennar Corporation. Income taxes have been provided at the Company level as if the Company filed an income tax return on a stand-alone basis. Current taxes due are recorded as a payable to Lennar Corporation, and the deferred portion is recorded as deferred taxes. Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

         Financial Services - Mortgage loans held for sale or disposition by the Financial Services Division are carried at market value, as determined on an aggregate basis. Premiums and discounts recorded on these loans are presented as an adjustment to the carrying amount of the loans and are not amortized.

         When the Division sells loans into the secondary market, a gain or loss is recognized to the extent that the sales proceeds exceed, or are less than, the book value of the loans. Loan origination fees, net of direct origination costs, are deferred and recognized as a component of the gain or loss when loans are sold. In prior years, the Division retained servicing rights from some of the loans it originated and maintained a portfolio of mortgage servicing rights. During 2001, the Division sold substantially all of its existing portfolio of mortgage servicing rights and realized a pretax profit of approximately $13 million from the sale of the servicing rights. Subsequent to the sale, the Division has sold the servicing rights together with the loans it originated. Prior to the sale of the mortgage servicing rights portfolio, the book value of each mortgage loan the Division sold was allocated partly to the mortgage servicing right and partly to the loan (separately from the mortgage servicing right) based on their estimated relative fair values at the time the loan was sold and the servicing rights retained. The fair value of mortgage servicing rights was determined by discounting the estimated future cash flows using a discount rate commensurate with the risks involved. This method of valuation incorporated assumptions that market participants would use in their estimates of future servicing income and expense, including assumptions about prepayment, default and interest rates. Impairment, if any, was recognized through a valuation allowance and a charge to current operations. Mortgage servicing rights were amortized in proportion to, and over the period of, the estimated net servicing income of the underlying mortgages. The book value and estimated fair value of mortgage servicing rights was $11.7 million and $13.4 million, respectively, at November 30, 2000. A valuation allowance related to mortgage servicing rights was not required at or for the year ended November 30, 2000.

         New Accounting Pronouncements - In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method and requires acquired intangible assets to be recognized as assets apart from goodwill if certain criteria are met. The Company adopted SFAS No. 141 for all future acquisitions.

         SFAS No. 142 no longer requires or permits the amortization of goodwill and indefinite-lived assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. This impairment test uses a fair value approach rather than the undiscounted cash flows approach previously required by SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The Company adopted SFAS No. 142 on December 1, 2001. Because of that, amortization of goodwill of approximately $6 million per year will not be incurred in the future. Management does not currently believe that the implementation of SFAS No. 142 will have a material impact on the Company's financial position or results of operations.

         In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 provides accounting guidance for financial accounting and reporting for impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121. SFAS No. 144 is effective for the Company in fiscal 2003. Management does not currently believe that the implementation of SFAS No. 144 will have a material impact on the Company's financial position or results of operations.

         Reclassification - Certain prior year amounts in the consolidated financial statements have been reclassified to conform with the 2001 presentation.

2.       ACQUISITIONS

         On May 3, 2000, U.S. Home Corporation was acquired by LEN Acquisition Corporation in a transaction in which U.S. Home stockholders received a total of approximately $243 million in cash and 13 million shares of Lennar Corporation common stock with a value of approximately $267 million. LEN Acquisition Corporation was subsequently renamed U.S. Home Corporation.

         The acquisition was accounted for using the purchase method of accounting. In connection with the transaction, the Company acquired assets with a fair value of $1.7 billion, assumed liabilities with a fair value of $1.2 billion and recorded goodwill of $48 million. Goodwill was being amortized on a straight-line basis over 20 years. The results of U.S. Home are included in the Company's consolidated statements of earnings since the acquisition date. Revenues and net earnings on an unaudited pro forma basis would have been $2.2 billion and $101.8 million, respectively, for the year ended November 30, 2000 had the acquisition occurred on December 1, 1999. The pro forma information gives effect to actual operating results prior to the acquisition, adjusted for the pro forma effect of interest expense, amortization of goodwill, and certain other adjustments, together with their related income tax effect.

         During 2000, the Company acquired a title company for $1.7 million in cash and acquired assets with a fair value of $1.0 million, assumed liabilities of $1.7 million and recorded goodwill of $2.4 million. During 1999, the Company acquired a mortgage company and several title companies for $19.7 million in cash and acquired assets with a fair value of $40.5 million, assumed liabilities of $32.2 million and recorded goodwill of $11.4 million. The acquisitions were accounted for using the purchase method of accounting. Goodwill was being amortized on a straight-line basis over 15 to 20 years. The results of these companies are included in the Company's consolidated statements of earnings since their acquisition dates.

3.       OPERATING AND REPORTING SEGMENTS

         The Company has two operating and reporting segments: Homebuilding and Financial Services. The Company's reportable segments are strategic business units that offer different products and services. The accounting policies of the segments are the same as those described in the summary of significant accounting policies in Note 1.

         Homebuilding - Homebuilding operations include the sale and construction of single-family attached and detached homes. These activities also include the purchase, development and sale of residential land by the Company and unconsolidated partnerships in which it has investments. The following table sets forth financial information relating to the homebuilding operations:

         Years Ended November 30,
         2001, 2000 and 1999
         (Dollars in thousands)                2001         2000         1999
         -----------------------------------------------------------------------

         Revenues:
         Sales of homes                     $2,834,602   $1,871,322   $  823,317
         Sales of land and other revenues       93,778      159,868      100,223
                                            ----------   ----------   ----------

            Total revenues                   2,928,380    2,031,190      923,540
                                            ----------   ----------   ----------

         Costs and expenses:
         Cost of homes sold                  2,144,718    1,496,448      634,103
         Cost of land and other expenses        42,686      117,950       91,876
                                            ----------   ----------   ----------

            Total costs and expenses         2,187,404    1,614,398      725,979
                                            ----------   ----------   ----------

                                            $  740,976   $  416,792   $  197,561
                                            ==========   ==========   ==========

         Depreciation and amortization      $   20,983   $   20,310   $   13,516
                                            ==========   ==========   ==========

         Financial Services - The Financial Services Division provides mortgage financing, title insurance and closing services for both the Company's homebuyers and others. The Division resells the residential mortgage loans it originates in the secondary mortgage market and also provides high-speed Internet access, cable television, and alarm monitoring services for both the Company's homebuyers and other customers. The following table sets forth financial information relating to the financial services operations:

         Years Ended November 30,
         2001, 2000 and 1999
         (Dollars in thousands)            2001       2000       1999
         ----------------------------------------------------------------

         Revenues                        $424,554   $315,301   $269,307
         Costs and expenses               333,657    272,774    238,548
                                         --------   --------   --------

                                         $ 90,897   $ 42,527   $ 30,759
                                         ========   ========   ========

         Depreciation and amortization   $  9,487   $  9,980   $  9,309
                                         ========   ========   ========

         Interest income, net            $ 24,139   $ 15,066   $ 11,964
                                         ========   ========   ========

4.       INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS

         Summarized condensed financial information on a combined 100% basis related to the Company's investments in unconsolidated partnerships and other similar entities (collectively the "Partnerships") accounted for by the equity method was as follows:

          November 30,
          (In thousands)                                             2001       2000
          ------------------------------------------------------------------------------
          Assets:
            Cash                                                   $  9,323   $  7,456
            Land under development                                  415,930    255,776
            Other assets                                             22,950     30,035
                                                                   --------   --------

                                                                   $448,203   $293,267
                                                                   ========   ========

          Liabilities and equity:
            Accounts payable and other liabilities                 $ 56,847   $ 38,966
            Notes and mortgages payable                             185,679    135,917
            Equity                                                  205,677    118,384
                                                                   --------   --------

                                                                   $448,203   $293,267
                                                                   ========   ========

          Years ended November 30, 2001, 2000 and 1999
          (In thousands)                                  2001       2000       1999
          ----------------------------------------------------------------------------

          Revenues                                      $158,619   $ 65,069   $     25
          Costs and expenses                             157,702     63,450       --
                                                        --------   --------   --------
          Net earnings of unconsolidated
            partnerships                                $    917   $  1,619   $     25
                                                        ========   ========   ========

         At November 30, 2001, the Company's equity interest in each of these Partnerships was 50% or less. The Company's partners generally are third party homebuilders, land sellers seeking a share of the profits from development of the land or real estate professionals who do not have the capital and/or expertise to develop properties by themselves. The Partnerships follow accounting principles generally accepted in the United States of America. The Company shares in the profits and losses of these Partnerships and, when appointed the manager of the Partnerships, receives fees for the management of the assets. During 2001 and 2000, the Company received management fees and reimbursement of expenses from the Partnerships totaling $15.9 million and $1.1 million, respectively. The Company does not include in its income the pro rata Partnership earnings resulting from land sales to the Company. These amounts are recorded as a reduction of the cost of purchasing the land from the Partnerships which increases profits when title passes to a third party homebuyer. Equity in earnings from unconsolidated partnerships is included in homebuilding revenues in the consolidated statements of earnings.

         The Company may obtain options or other arrangements under which the Company can purchase portions of the land held by the Partnerships. Option prices are generally negotiated prices that approximate fair value when the Company receives the options. During 2001 and 2000, $44.6 million and $16.1 million, respectively, of the Partnerships' revenues were from land sales to the Company. In some instances, Lennar Corporation, the Company and/or the Company's partners have provided varying levels of guarantees on certain partnership debt. At November 30, 2001, Lennar Corporation and/or the Company provided guarantees on $84.6 million of unconsolidated partnership debt, of which $62.7 million were limited maintenance guarantees.

5.       SENIOR NOTES AND OTHER DEBTS PAYABLE

                                                                November 30,
         (Dollars in thousands)                               2001      2000
         ---------------------------------------------------------------------
         7.95% senior notes paid in 2001                    $  --     $ 3,467
         8.25% senior notes due 2004                            980       980
         7.75% senior notes due 2005                          2,279     2,279
         8.88% senior subordinated notes due 2007             4,800     4,800
         8.875% senior subordinated notes due 2009            1,387     1,387
         Mortgage notes on land with fixed interest rates
           from 5.5% to 10.0% due through 2009               26,206    19,595
                                                            -------   -------

                                                            $35,652   $32,508
                                                            =======   =======

         As a result of LEN Acquisition Corporation's acquisition of U.S. Home, holders of U.S. Home's publicly-held notes totaling $525 million were entitled to require U.S. Home to repurchase the notes for 101% of their principal amount within 90 days after the transaction was completed. Independent of that requirement, in April 2000, Lennar Corporation made a tender offer for all of the notes and a solicitation of consents to modify provisions of the indentures relating to the notes. As a result of the tender offer and required repurchases after the acquisition, Lennar Corporation paid approximately $520 million in 2000, which includes tender and consent fees, for $508 million of U.S. Home's notes. These amounts paid on the Company's behalf are included in due to affiliates in the consolidated balance sheets.

         The minimum aggregate principal maturities of senior notes and other debts payable during the five years subsequent to November 30, 2001 are as follows: 2002 - $8.0 million; 2004 - $18.9 million; 2005 - $2.3 million and $6.5 million thereafter.

6.       FINANCIAL SERVICES

         The assets and liabilities related to the Company's financial services operations were as follows:

                                                                  November 30,
         (Dollars in thousands)                                 2001       2000
         -----------------------------------------------------------------------

         Assets:
           Cash                                               $ 46,637  $ 39,520
           Receivables                                         105,024    27,450
           Mortgage loans held for sale or disposition, net    587,694   376,452
           Mortgage loans, net                                  41,590    42,504
           Title plants                                         15,530    15,530
           Goodwill, net                                        25,158    25,199
           Collateral for bonds and notes payable               12,398    20,740
           Other                                                53,628    51,658
                                                              --------  --------
                                                              $887,659  $599,053
                                                              ========  ========

         Liabilities:
           Notes and other debts payable                      $693,931  $428,966
           Bonds and notes payable                              11,680    18,278
           Other                                                82,647    64,602
                                                              --------  --------
                                                              $788,258  $511,846
                                                              ========  ========

         At November 30, 2001, the Division had a $500 million warehouse line of credit which included a $145 million 30-day increase which expired in December 2001 to fund the Division's mortgage loan activities. Borrowings under this facility were $483.2 million and $339.4 million at November 30, 2001 and 2000, respectively, and were collateralized primarily by mortgage loans with outstanding principal balances of $518.8 million and $297.2 million, respectively, and in 2000, by servicing rights relating to approximately $1.8 billion of loans. There are several interest rate pricing options which fluctuate with market rates. The borrowing rate has been reduced to the extent that custodial escrow balances exceeded required compensating balance levels. The effective interest rate on this facility at November 30, 2001 and 2000 was 3.1% and 6.4%, respectively. The warehouse line of credit matures in June 2003, at which time the Company expects the facility to be renewed. At November 30, 2001 and 2000, the Division had advances under conduit funding agreements with certain major financial institutions amounting to $190.6 million and $58.8 million, respectively. Borrowings under this agreement are collateralized by mortgage loans and had an effective interest rate of 3.0% and 7.5% at November 30, 2001 and 2000, respectively. The Division also had a $20 million revolving line of credit with a bank, collateralized by certain assets of the Division and stock of certain title insurance subsidiaries. Borrowings under the line of credit were $20 million at both November 30, 2001 and 2000 and had an effective interest rate of 3.1% and 7.8% at November 30, 2001 and 2000, respectively. At November 30, 2001 and 2000, bonds and notes payable had an outstanding balance of $11.7 million and $18.3 million, respectively. The borrowings mature in years 2013 through 2018 and carry interest rates ranging from 8.6% to 11.6%.

         The minimum aggregate principal maturities of the Financial Services Division's notes and other debts payable during the five years subsequent to November 30, 2001 are as follows: 2002 - $343.5 million and 2003 - $350.4 million.

7.       INCOME TAXES

         The provision for income taxes consisted of the following:

         Years Ended November 30,
         2001, 2000 and 1999
         (Dollars in thousands)   2001           2000            1999
         ----------------------------------------------------------------

         Current:
           Federal             $ 182,425      $ 104,391       $  52,321
           State                  24,141         14,666          11,354
                               ---------      ---------       ---------
                                 206,566        119,057          63,675
                               ---------      ---------       ---------

         Deferred:
           Federal                11,468          2,000           7,672
           State                     250           (289)          1,690
                               ---------      ---------       ---------
                                  11,718          1,711           9,362
                               ---------      ---------       ---------
                               $ 218,284      $ 120,768       $  73,037
                               =========      =========       =========

         The actual income tax expense differs from the "expected" tax expense for the year (computed by applying the U.S. federal corporate rate of 35% to earnings before income taxes) primarily due to the amount of state income taxes, net of the related federal tax benefit, and the amortization of goodwill.

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant temporary differences that give rise to the net deferred tax asset are as follows:

                                                           November 30,
         (Dollars in thousands)                           2001       2000
         --------------------------------------------------------------------

         Deferred tax assets:
           Acquisition adjustments                     $  48,239   $  72,049
           Reserves and accruals                          67,680      55,096
           Net operating loss and capital loss
              carryforwards, tax affected                  4,466       4,466
           Capitalized expenses                            5,685       5,305
           Deferred gains                                   --         1,959
           Investments in unconsolidated partnerships        745         859
           Other                                           5,290       3,640
                                                       ---------   ---------
              Deferred tax assets                        132,105     143,374
              Less: valuation allowance                   (7,117)     (7,117)
                                                       ---------   ---------
              Total deferred tax assets, net             124,988     136,257
                                                       ---------   ---------

         Deferred tax liabilities:
           Capitalized expenses                           23,542      32,376
           Deferred gains                                    130          75
           Investments in unconsolidated partnerships        167        --
           Other                                          39,292      28,843
                                                       ---------   ---------
              Total deferred tax liabilities              63,131      61,294
                                                       ---------   ---------
              Net deferred tax asset                   $  61,857   $  74,963
                                                       =========   =========

         The net deferred tax asset is included in other assets of the Homebuilding Division and the assets of the Financial Services Division in the consolidated balance sheets. SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that a portion or all of the deferred tax asset will not be realized. At both November 30, 2001 and 2000, the Company had a valuation allowance of $7.1 million for net operating loss and capital loss carryforwards and certain acquisition adjustments which currently are not expected to be realized. Based on management's assessment, it is more likely than not that the net deferred tax asset will be realized through future taxable earnings.

8.       FINANCIAL INSTRUMENTS

         The Company estimates the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimated fair values are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies might have a material effect on the estimated fair value amounts. At November 30, 2001, the Company believes that the fair value of cash and accounts payable approximates their carrying value because of their typically liquid, short-term nature and market rate terms.

         At November 30, 2001, the Homebuilding Division's senior notes and other debts payable consisted of fixed rate debt. The carrying value of the fixed rate debt approximates fair value based on quoted market prices.

         At November 30, 2001, the fair value of the Financial Services Division's mortgage loans approximate their carrying value based on interest rates on the loans compared to the current market rates and the collectibility, term and type of loans. The fair value of the Financial Services Division's notes and other debts payable approximate their carrying value because these variable rate borrowings are tied to market indices.

         At November 30, 2001, the fair value of commitments to purchase loans was not material based upon the difference between the current value of similar loans and the price at which the Company has committed to originate the loans. The fair value of commitments to sell loan contracts was not material based on the estimated amount that the Company would receive or pay to terminate the commitments at the reporting date based on market prices for similar financial instruments.

         As of November 30, 2001, the Financial Services Division's pipeline of loans in process totaled approximately $1.7 billion. To minimize credit risk, the Division uses the same credit policies in the approval of the commitments as are applied to all lending activities. Since a portion of these commitments is expected to expire without being exercised by the borrowers, the total commitments do not necessarily represent future cash requirements. Loans in the pipeline of loans in process for which interest rates were committed to the borrower totaled approximately $235.0 million as of November 30, 2001. Substantially all of these commitments were for periods of 30 days or less.

         Mandatory mortgage-backed securities ("MBS") forward commitments are used by the Company to hedge its interest rate exposure during the period from when the Company makes an interest rate commitment to a loan applicant until the time at which the loan is sold to an investor. These instruments involve, to varying degrees, elements of credit and interest rate risk. Credit risk is managed by entering into agreements with investment bankers with primary dealer status and with permanent investors meeting the credit standards of the Company. At any time, the risk to the Company, in the event of default by the purchaser, is the difference between the contract price and current market value. At November 30, 2001, the Company had open commitments amounting to $291.0 million to sell MBS with varying settlement dates through January 2002.

9.       RELATED PARTY TRANSACTIONS

         On April 1, 1999, Lennar Corporation entered into an agreement with Greystone Homes of Nevada, Inc. ("Greystone"), a majority-owned subsidiary of Greystone Homes, Inc. and U.S. Home, which are both wholly-owned subsidiaries of Lennar Corporation, whereby Greystone has granted to affiliates of Lennar Corporation the right to use certain property for a fee. Unpaid fees bear interest at 9% annually. The classification "licensing revenues from affiliates" in the consolidated statements of earnings is comprised of the affiliates' fee and interest. On a quarterly basis, these amounts are paid to Greystone by Lennar Corporation. The term of the agreement ends on November 30, 2002, with automatic one-year renewals unless terminated earlier by three-months written notice by either party.

         On April 1, 1999, Lennar Corporation entered into a financing arrangement with Greystone which matured on December 31, 2001 and was extended through December 31, 2007, whereby Lennar Corporation may borrow up to $950 million from Greystone at an interest rate of 9% payable quarterly. As of November 30, 2001 and 2000, Lennar Corporation had borrowed $333.3 million and $178.4 million under this financing arrangement.

         During 2001 and 2000, Lennar Corporation and its subsidiaries advanced and borrowed funds to and from the Company which had no stated repayment terms, other than the financing arrangement discussed above. At November 30, 2001 and 2000, the Company had a payable to affiliates of $232.5 million and $360.9 million, respectively.

10.      COMMITMENTS AND CONTINGENT LIABILITIES

         The Company and certain subsidiaries are parties to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

         The Company is subject to the usual obligations associated with entering into contracts for the purchase (including option contracts), development and sale of real estate, which it does in the routine conduct of its business. Option contracts for the purchase of land permit the Company to acquire portions of properties when it is ready to build homes on them. The use of option contracts allows the Company to reduce the financial risk of adverse market conditions associated with long-term land holdings. At November 30, 2001, the Company had $154.6 million of primarily non-refundable option deposits and advanced costs with entities including unconsolidated partnerships.

         The Company has entered into agreements to lease certain office facilities and equipment under operating leases. Future minimum payments under the noncancelable leases are as follows: 2002 - $23.7 million; 2003 - $19.6 million; 2004 - $15.4 million; 2005 - $11.7 million; 2006 - $8.7 million and thereafter - $16.5 million. Rental expense for the years ended November 30, 2001, 2000 and 1999 was $33.4 million, $25.9 million and $15.3 million, respectively.

         The Company is committed, under various letters of credit, to perform certain development and construction activities and provide certain guarantees in the normal course of business. Outstanding letters of credit under these arrangements totaled $57.0 million at November 30, 2001. The Company also had outstanding performance and surety bonds with estimated costs to complete of $328.3 million related principally to its obligations for site improvements at various projects at November 30, 2001. The Company does not believe that any such bonds are likely to be drawn upon.

         The Company has guaranteed obligations of Lennar Corporation with regard to certain issues of its outstanding debt, and the stock of the Company has been pledged as collateral for Lennar Corporation's obligations with regard to that debt. The Company knows of no event of default which would require it to satisfy these guarantees and, therefore, the fair value of these contingent liabilities is considered immaterial.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
   Lennar Land Partners Sub II, Inc.:

We have audited the accompanying consolidated balance sheets of Lennar Land Partners Sub II, Inc. and subsidiaries (the "Company"), a wholly-owned subsidiary of Lennar Corporation, as of November 30, 2001 and 2000 and the related consolidated statements of earnings, stockholder's equity and cash flows for the years ended November 30, 2001 and 2000 and the period from inception (June 21, 1999) to November 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2001 and 2000, and the results of its operations and its cash flows for the years ended November 30, 2001 and 2000 and the period from inception (June 21, 1999) to November 30, 1999, in conformity with accounting principles generally accepted in the United States of America.




/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

January 9, 2002

LENNAR LAND PARTNERS SUB II, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2001 AND 2000 (Dollars in thousands, except par value)
--------------------------------------------------------------------------------

                                                            2001       2000
ASSETS

Cash                                                      $    236   $   --
Land held for development and sale                           3,212      2,221
Investment in unconsolidated partnership                    44,843     56,669
Other assets                                                    52        100
Due from affiliates                                        128,518     82,793
                                                          --------   --------

                                                          $176,861   $141,783
                                                          ========   ========


LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and other liabilities                 $ 15,438   $  4,763
                                                          --------   --------

             Total liabilities                              15,438      4,763
                                                          --------   --------

STOCKHOLDER'S EQUITY:
   Common stock, $1 par value; 5,000 shares authorized,
      100 shares issued and outstanding                       --         --
   Additional paid-in capital                               92,420     92,420
   Retained earnings                                        69,003     44,600
                                                          --------   --------

             Total stockholder's equity                    161,423    137,020
                                                          --------   --------

                                                          $176,861   $141,783
                                                          ========   ========

See accompanying notes to consolidated financial statements.

LENNAR LAND PARTNERS SUB II, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED NOVEMBER 30, 2001 AND 2000 AND THE PERIOD
FROM INCEPTION (JUNE 21, 1999) TO NOVEMBER 30, 1999
(Dollars in thousands)
--------------------------------------------------------------------------------

                                                2001      2000      1999
REVENUES:
  Land sales                                   $37,270   $52,423   $15,839
  Equity in earnings from unconsolidated
     partnership                                16,386    21,845     9,213
  Other                                            425       262     1,116
                                               -------   -------   -------

             Total revenues                     54,081    74,530    26,168
                                               -------   -------   -------

COSTS AND EXPENSES:
  Cost of land sales                            14,111    21,951     4,878
  General and administrative                       291       379       202
                                               -------   -------   -------

             Total costs and expenses           14,402    22,330     5,080
                                               -------   -------   -------

EARNINGS BEFORE INCOME TAXES                    39,679    52,200    21,088

INCOME TAXES                                    15,276    20,358     8,330
                                               -------   -------   -------

NET EARNINGS                                   $24,403   $31,842   $12,758
                                               =======   =======   =======

See accompanying notes to consolidated financial statements.

LENNAR LAND PARTNERS SUB II, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED NOVEMBER 30, 2001 AND 2000 AND THE PERIOD
FROM INCEPTION (JUNE 21, 1999) TO NOVEMBER 30, 1999
(Dollars in thousands)
--------------------------------------------------------------------------------

                                               Additional
                                        Common   Paid-in  Retained
                                        Stock    Capital  Earnings     Total

Initial capitalization (June 21, 1999)   $--   $ 92,420   $   --     $ 92,420

  Net earnings from June 21, 1999 to
     November 30, 1999                    --       --       12,758     12,758
                                         ---   --------   --------   --------

Balance, November 30, 1999                --     92,420     12,758    105,178

  2000 net earnings                       --       --       31,842     31,842
                                         ---   --------   --------   --------

Balance, November 30, 2000                --     92,420     44,600    137,020

  2001 net earnings                       --       --       24,403     24,403
                                         ---   --------   --------   --------

Balance, November 30, 2001               $--   $ 92,420   $ 69,003   $161,423
                                         ===   ========   ========   ========

See accompanying notes to consolidated financial statements.

LENNAR LAND PARTNERS SUB II, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED NOVEMBER 30, 2001 AND 2000 AND THE PERIOD
FROM INCEPTION (JUNE 21, 1999) TO NOVEMBER 30, 1999
(Dollars in thousands)
--------------------------------------------------------------------------------

                                                                          2001        2000        1999
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                          $ 24,403    $ 31,842    $ 12,758
  Adjustments to reconcile net earnings to net
    cash provided by (used in) operating activities:
      Equity in earnings from unconsolidated partnership                 (16,386)    (21,845)     (9,213)
      Changes in assets and liabilities:
        (Increase) decrease in land held for development and sale           (991)     14,892         563
        (Increase) decrease in other assets                                   48         (25)         12
        Increase (decrease) in accounts payable and other liabilities     10,675       2,019      (7,596)
                                                                        --------    --------    --------

           Net cash provided by (used in) operating activities            17,749      26,883      (3,476)
                                                                        --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Decrease in investment in unconsolidated partnership, net               28,212      52,382       3,105
                                                                        --------    --------    --------

           Net cash provided by investing activities                      28,212      52,382       3,105
                                                                        --------    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  (Increase) decrease in amounts due from affiliates                     (45,725)    (79,343)        449
                                                                        --------    --------    --------

           Net cash provided by (used in) financing activities           (45,725)    (79,343)        449
                                                                        --------    --------    --------

NET INCREASE (DECREASE) IN CASH                                              236         (78)         78

CASH AT BEGINNING OF PERIOD                                                 --            78        --
                                                                        --------    --------    --------

CASH AT END OF PERIOD                                                   $    236    $   --      $     78
                                                                        ========    ========    ========

See Note 1 for supplemental disclosures of cash flow information related to interest and income taxes paid.

See accompanying notes to consolidated financial statements.

LENNAR LAND PARTNERS SUB II, INC. and subsidiaries
(A Wholly-Owned Subsidiary of Lennar Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED NOVEMBER 30, 2001 AND 2000 AND THE PERIOD
FROM INCEPTION (JUNE 21, 1999) TO NOVEMBER 30, 1999
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Consolidation - The accompanying consolidated financial statements include the accounts of Lennar Land Partners Sub II, Inc., its subsidiaries and an unconsolidated partnership in which a significant, but less than a controlling, interest is held (the "Company"). Controlling interest is determined based on a number of factors, which include the Company's ownership interest and participation in the management of the partnership. The Company is a wholly-owned subsidiary of Lennar Corporation and was formed on June 21, 1999 by the contribution of an investment in an unconsolidated partnership. The investment in the unconsolidated partnership was recorded at Lennar Corporation's historical carrying value. All significant intercompany transactions and balances have been eliminated.

         The Company operates in one operating and reporting segment. The activities in this segment include the purchase, development and sale of residential land by the Company and its unconsolidated partnership.

         Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Revenue Recognition - Revenues from land sales are recognized when a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

         Cash - The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values.

         Land Held for Development and Sale - The cost of land held for development and sale includes direct and indirect costs, capitalized interest and property taxes. The cost of land, major infrastructure, amenities and other common costs are apportioned among the parcels within a real estate community. Land is carried at cost, unless the land within a community is determined to be impaired, in which case the impaired land will be written down to fair value. The Company evaluates long-lived assets for impairment based on undiscounted future cash flows of the assets. Write-downs of land deemed to be impaired will be recorded as adjustments to the cost basis of the respective land. No impairment existed during the years ended November 30, 2001 and 2000 and the period from inception (June 21, 1999) to November 30, 1999.

         Due from Affiliates - The Company has transactions in the normal course of business with Lennar Corporation and/or affiliated companies.

         Interest and Real Estate Taxes - Interest and real estate taxes attributable to land are capitalized while the properties are being actively developed. Interest costs relieved from inventories are included in

         "cost of land sales" in the consolidated statements of earnings. Interest costs result from the interest related to debt incurred by the Company's parent, Lennar Corporation. Lennar Corporation allocates a portion of its interest to the Company based on the Company's inventory levels during the year.

         Income Taxes - The Company files a consolidated federal income tax return with Lennar Corporation. Income taxes have been provided at the Company level as if the Company filed an income tax return on a stand-alone basis. Current taxes due are recorded as a payable to Lennar Corporation, and the deferred portion is recorded as deferred taxes. Income taxes are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

         Fair Value of Financial Instruments - The carrying amounts of cash and accounts payable approximate fair value.

         New Accounting Pronouncements - In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method and requires acquired intangible assets to be recognized as assets apart from goodwill if certain criteria are met. The Company adopted SFAS No. 141 for all future acquisitions.

         SFAS No. 142 no longer requires or permits the amortization of goodwill and indefinite-lived assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. This impairment test uses a fair value approach rather than the undiscounted cash flows approach previously required by SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The Company adopted SFAS No. 142 on December 1, 2001. Management does not currently believe that the implementation of SFAS No. 142 will have a material impact on the Company's financial position or results of operations.

         In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 provides accounting guidance for financial accounting and reporting for impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121. SFAS No. 144 is effective for the Company in fiscal 2003. Management does not currently believe that the implementation of SFAS No. 144 will have a material impact on the Company's financial position or results of operations.

         Reclassification - Certain prior year amounts in the consolidated financial statements have been reclassified to conform with the 2001 presentation.

2.       INVESTMENT IN UNCONSOLIDATED PARTNERSHIP

         At November 30, 2001, the Company had a 50% equity interest in an unconsolidated partnership with a related party. The Company accounts for the unconsolidated partnership by the equity method of accounting. The unconsolidated partnership follows accounting principles generally accepted in the United States of America. Financial information related to this unconsolidated partnership was as follows:

                                                        November 30,
         (Dollars in thousands)                       2001       2000
         -----------------------------------------------------------------
         Assets:
           Cash                                     $ 10,004   $ 17,912
           Land held for development and sale        115,231    150,150
           Other assets                               64,167     90,167
                                                    --------   --------

                                                    $189,402   $258,229
                                                    ========   ========

         Liabilities and equity:
           Accounts payable and other liabilities   $ 36,349   $ 38,566
           Mortgage notes and other debts payable     63,367    106,325
           Equity                                     89,686    113,338
                                                    --------   --------

                                                    $189,402   $258,229
                                                    ========   ========

         Years ended November 30, 2001 and 2000 and the period
         from inception (June 21, 1999) to November 30, 1999
         (Dollars in thousands)                   2001       2000       1999
         ---------------------------------------------------------------------
         Revenues                               $130,002   $172,432   $ 73,139
         Costs and expenses                       97,230    128,742     54,713
                                                --------   --------   --------
         Net earnings of unconsolidated
            partnership                         $ 32,772   $ 43,690   $ 18,426
                                                ========   ========   ========

         In some instances, Lennar Corporation and/or the Company's partner have provided varying levels of guarantees on certain of the partnership's debt. At November 30, 2001, Lennar Corporation provided guarantees on $49.6 million of unconsolidated partnership debt, including a second-tier partnership, of which $44.1 million were limited maintenance guarantees.

3.       INCOME TAXES

         The provision for income taxes consisted of the following:

         Years ended November 30, 2001 and 2000 and the period
         from inception (June 21, 1999) to November 30, 1999
         (Dollars in thousands)       2001        2000        1999
         -----------------------------------------------------------

         Current:
           Federal                  $ 13,369    $ 18,491    $  6,780
           State                       1,924       2,150       1,292
                                    --------    --------    --------

                                      15,293      20,641       8,072
                                    --------    --------    --------

         Deferred:
           Federal                       (16)       (258)        224
           State                          (1)        (25)         34
                                    --------    --------    --------

                                         (17)       (283)        258
                                    --------    --------    --------

                                    $ 15,276    $ 20,358    $  8,330
                                    ========    ========    ========

         The actual income tax expense differs from the "expected" tax expense for the year (computed by applying the U.S. federal corporate rate of 35% to earnings before income taxes) primarily due to the amount of state income taxes, net of the related federal tax benefit.

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant temporary differences that give rise to the deferred tax assets are as follows:

                                                 November 30,
         (Dollars in thousands)              2001            2000
         -----------------------------------------------------------

         Deferred tax assets:
           Capitalized expenses              $ 42            $ 25
                                             =====           ====

         The deferred tax assets are included in other assets in the consolidated balance sheets.

4.       RELATED PARTY TRANSACTIONS

         The Company and its unconsolidated partnership, in the ordinary course of business, sell land to affiliates of Lennar Corporation. During 2001, 2000 and the period from inception (June 21, 1999) to November 30, 1999, these land sales amounted to $88.7 million, $106.9 million, and $16.7 million, respectively, and generated gains of $39.4 million, $47.9 million and $6.3 million respectively. The Company believes amounts received from affiliates of Lennar Corporation approximate amounts that would have been received from independent third parties.

         During 2001 and 2000, Lennar Corporation and its subsidiaries advanced and borrowed funds to and from the Company which had no stated repayment terms. At November 30, 2001 and 2000, the Company had a receivable from affiliates of $128.5 million and $82.8 million, respectively.

5.       COMMITMENTS AND CONTINGENT LIABILITIES

         The Company and certain subsidiaries are parties to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

         The Company has guaranteed obligations of Lennar Corporation with regard to certain issues of its outstanding debt, and the stock of the Company has been pledged as collateral for Lennar Corporation's obligations with regard to that debt. The Company knows of no event of default which would require it to satisfy these guarantees and, therefore, the fair value of these contingent liabilities is considered immaterial.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
   Lennar Financial Services, Inc.:

We have audited the accompanying consolidated balance sheets of Lennar Financial Services, Inc. and subsidiaries ("LFS"), a wholly-owned subsidiary of U.S. Home Corporation, as of November 30, 2001 and 2000 and the related consolidated statements of earnings, stockholder's equity and cash flows for each of the three years in the period ended November 30, 2001. These financial statements are the responsibility of LFS' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LFS as of November 30, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2001, in conformity with accounting principles generally accepted in the United States of America.


/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

January 9, 2002

LENNAR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of U.S. Home Corporation)

CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2001 AND 2000 (Dollars in Thousands, Except Par Value)
--------------------------------------------------------------------------------

ASSETS                                                         2001       2000

Cash                                                         $ 46,293   $ 39,321
Receivables                                                   105,024     27,450
Loans held for sale, net                                      587,694    376,452
Loans held for investment and performance notes, net           41,590     42,504
Collateral for bonds and notes payable                         12,398     20,740
Due from affiliates                                           110,037     63,648
Title plants                                                   15,530     15,530
Goodwill, net                                                  25,158     25,199
Other assets                                                   50,974     50,723
                                                             --------   --------

TOTAL                                                        $994,698   $661,567
                                                             ========   ========


LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and accrued expenses                     $ 30,307   $ 28,186
   Borrowings under credit agreements                         693,931    428,966
   Bonds and notes payable                                     11,680     18,278
   Other liabilities                                           52,320     36,316
                                                             --------   --------

             Total liabilities                                788,238    511,746
                                                             --------   --------

STOCKHOLDER'S EQUITY:
   Common stock, $1 par value; 5,000 shares authorized,
      issued and outstanding                                        5          5
   Additional paid-in capital                                  16,979     16,979
   Retained earnings                                          189,476    132,837
                                                             --------   --------

             Total stockholder's equity                       206,460    149,821
                                                             --------   --------

TOTAL                                                        $994,698   $661,567
                                                             ========   ========


See accompanying notes to consolidated financial statements.

LENNAR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of U.S. Home Corporation)

CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999 (Dollars in Thousands)
--------------------------------------------------------------------------------

                                                  2001        2000        1999
REVENUES:
  Title and escrow activities                   $232,294    $179,444    $181,941
  Loan origination and sales activities          136,164      79,715      44,650
  Interest income                                 37,410      28,862      22,682
  Mortgage servicing activities                    3,889       9,838      12,006
  Other                                           13,738      16,849       8,028
                                                --------    --------    --------

             Total revenues                      423,495     314,708     269,307
                                                --------    --------    --------

OPERATING EXPENSES:
  Payroll and benefits                           185,747     150,056     139,688
  Other administrative expenses                   88,843      66,062      57,286
  Occupancy                                       24,853      20,653      17,474
  Data processing                                  2,456       2,183       2,050
  Provision for losses                             8,591       9,448       1,592
  Depreciation and amortization                    9,809      10,521       9,740
  Interest                                        13,271      13,796      10,718
                                                --------    --------    --------

             Total operating expenses            333,570     272,719     238,548
                                                --------    --------    --------

EARNINGS BEFORE INCOME TAXES                      89,925      41,989      30,759

INCOME TAXES                                      33,286      17,068      13,130
                                                --------    --------    --------

NET EARNINGS                                    $ 56,639    $ 24,921    $ 17,629
                                                ========    ========    ========


See accompanying notes to consolidated financial statements.

LENNAR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of U.S. Home Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED NOVEMBER 30, 2001, 2000, AND 1999 (Dollars in Thousands)
--------------------------------------------------------------------------------

                                                 Additional
                                        Common     Paid-in   Retained
                                         Stock     Capital   Earnings     Total

BALANCE, NOVEMBER 30, 1998             $      5   $ 16,969   $ 52,822   $ 69,796

  Net earnings                             --                  17,629     17,629
                                       --------   --------   --------   --------

BALANCE, NOVEMBER 30, 1999                    5     16,969     70,451     87,425

  Reorganization (see Note 1)              --           10     37,465     37,475

  Net earnings                             --                  24,921     24,921
                                       --------   --------   --------   --------

BALANCE, NOVEMBER 30, 2000                    5     16,979    132,837    149,821

  Net earnings                             --                  56,639     56,639
                                       --------   --------   --------   --------

BALANCE, NOVEMBER 30, 2001             $      5   $ 16,979   $189,476   $206,460
                                       ========   ========   ========   ========


See accompanying notes to consolidated financial statements.

LENNAR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of U.S. Home Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999 (Dollars in Thousands)
--------------------------------------------------------------------------------

                                                                              2001            2000           1999
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                            $    56,639    $    24,921    $    17,629
  Adjustments to reconcile net earnings to net
    cash provided by (used in) operating activities:
      Depreciation and amortization                                             9,809         10,521          9,740
      Amortization of loan discounts                                             (322)          (541)          (431)
      Origination and acquisition of loans                                 (5,135,877)    (2,140,310)    (2,043,571)
      Proceeds on sales of loans                                            4,929,416      2,064,439      2,047,714
      Net (increase) decrease in receivables                                  (77,814)        (8,697)         2,150
      Net (increase) decrease in other assets                                  (4,665)         9,532         (4,824)
      Net increase (decrease) in accounts payable and accrued expenses         10,998        (13,841)        (6,428)
                                                                          -----------    -----------    -----------

           Net cash (used in) provided by operating activities               (211,816)       (53,976)        21,979
                                                                          -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to loans and mortgage-backed securities held for investment       (16,705)       (26,754)        (3,328)
  Sales and principal reductions of loans and mortgage-backed
    securities held for investment                                             20,615         14,920          3,015
  Purchases of investments                                                    (18,143)       (18,112)       (13,119)
  Maturities of investments                                                    17,700         14,946         11,600
  Principal reductions of collateral for bonds and notes payable                 --            5,864         10,226
  Originations (sales) of mortgage servicing rights, net                       10,802          1,315         (8,317)
  Additions to operating properties and equipment                              (6,875)       (10,229)       (13,045)
  Acquisition of North American Asset Development
    Corporation and subsidiaries, net of cash acquired                         (1,581)        (2,050)        (1,915)
  Acquisition of Southwest Land Title, net of cash acquired                      --             --           (6,631)
  Acquisition of Eagle Home Mortgage, Inc., net of cash acquired                 --           (2,255)        (5,874)
  Acquisition of North American Title Insurance Company                          --             --           (4,049)
  Acquisition of North American Title Guaranty, net of cash acquired             --             --             (508)
  Acquisition of Texas Professional Title                                         (49)        (1,666)          --
  Reorganization of U.S. Home Mortgage                                           --            1,019           --
  Investment in USH Funding                                                      --            1,000           --
                                                                          -----------    -----------    -----------

           Net cash provided by (used in) investing activities                  5,764        (22,002)       (31,945)
                                                                          -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in borrowings under credit agreements               264,996        165,452         (3,168)
  Repayment of bonds and notes payable                                         (5,666)        (5,789)        (9,457)
  (Decrease) increase in amounts due to/from affiliates                       (46,306)       (79,275)        30,603
                                                                          -----------    -----------    -----------

           Net cash provided by financing activities                          213,024         80,388         17,978
                                                                          -----------    -----------    -----------

NET INCREASE IN CASH                                                            6,972          4,410          8,012

CASH AT BEGINNING OF YEAR                                                      39,321         34,911         26,899
                                                                          -----------    -----------    -----------

CASH AT END OF YEAR                                                       $    46,293    $    39,321    $    34,911
                                                                          ===========    ===========    ===========

                                                                                                         (Continued)

LENNAR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of U.S. Home Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999 (Dollars in Thousands)
--------------------------------------------------------------------------------

                                                                              2001            2000           1999
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                                  $    13,981    $    12,942    $    10,982
                                                                          ===========    ===========    ===========

ACQUISITION OF TEXAS PROFESSIONAL TITLE:
  Fair value of assets (inclusive of cash of $  - )                                      $     1,002
  Goodwill recorded                                                                            2,411
  Liabilities assumed                                                                         (1,747)
                                                                                         -----------

  Cash paid                                                                              $     1,666
                                                                                         ===========

ACQUISITION OF SOUTHWEST LAND TITLE,
  EAGLE HOME MORTGAGE, INC., NORTH AMERICAN TITLE
  INSURANCE COMPANY, AND NORTH AMERICAN TITLE
  GUARANTY:
  Fair value of assets (inclusive of cash of $2,656)                                                    $    40,482
  Goodwill recorded                                                                                          11,429
  Liabilities assumed                                                                                       (32,193)
                                                                                                        -----------

  Cash paid                                                                                             $    19,718
                                                                                                        ===========

                                                                                                         (Concluded)


See accompanying notes to consolidated financial statements.

LENNAR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of U.S. Home Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED NOVEMBER 30, 2001, 2000 AND 1999
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation - Lennar Financial Services, Inc. and Subsidiaries ("LFS"), a wholly-owned subsidiary of U.S. Home Corporation ("U.S. Home"), which is a wholly-owned subsidiary of Lennar Corporation ("Lennar"), is the holding company for the entities which form the Financial Services Division (the "Division") of Lennar. The Division's operations include mortgage financing, title insurance and closing services, high-speed Internet access, cable television and alarm monitoring services all of which are available to residents of Lennar communities and others. These services are conducted by the Division's subsidiaries: Universal American Mortgage Company ("UAMC"), North American Title Group, Inc., Strategic Technologies, Inc. and their related subsidiaries. The Division's investments in unconsolidated limited liability corporations in which a significant, but less than a controlling interest is held, are accounted for by the equity method. Controlling interest is determined based on a number of factors, which include the Division's ownership interest and participation in the management of the partnership.

         On May 3, 2000, Lennar acquired U.S. Home. In June 2001, the ownership structure of LFS was reorganized whereby LFS became a subsidiary of U.S. Home. U.S. Home Mortgage Corporation (formerly a subsidiary of U.S. Home) became a subsidiary of LFS and U.S. Home Mortgage Corporation was then merged into LFS's subsidiary UAMC, with UAMC being the surviving entity. These transactions were accounted for as a reorganization of entities under common control which is similar to the pooling of interests method of accounting for business combinations and, accordingly, all prior period consolidated financial statements have been restated at historical carrying values as if this transaction occurred on May 3, 2000.

         The financial statements of Lennar Financial Services, Inc. include the accounts of LFS and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

         Loans Held for Sale - Loans held for sale consist of residential mortgage loans. Effective December 1, 2000, loans held for sale that are designated as hedged assets are carried at market value, as the effect of changes in fair value are reflected in the carrying amount of the loans and in earnings. Premiums and discounts recorded on loans held for sale are presented as an adjustment of the carrying amount of the loans and are not amortized.

         Effective December 1, 2000, LFS adopted Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings or recorded in other comprehensive income and recognized in the statement of earnings when the hedged item affects earnings, depending on the purpose of the derivatives and whether they qualify for hedge accounting treatment.

         The Division's policy is to designate at a derivative's inception the specific assets, liabilities, or future commitments being hedged and monitor the derivative to determine if it remains an effective hedge. The effectiveness of a derivative as a hedge is based on high correlation between changes in its value and changes in the value of the underlying hedged item. LFS does not enter into or hold derivatives for trading or speculative purposes.

         The Division originates residential mortgage loans, which it sells to investors on a servicing released non-recourse basis. The Division has a risk management policy which governs its secondary marketing and hedging practices. Pursuant to the requirements of this policy, LFS uses derivative financial instruments to reduce its exposure to fluctuations in interest rates. LFS enters into forward commitments and option contracts to protect the value of fixed rate locked loan commitments and loans held for sale or disposition from fluctuations in market interest rates. These derivative financial instruments are designated as fair value hedges under SFAS No. 133 and, accordingly, for all qualifying and highly effective fair value hedges, the changes in the fair value of the derivative and the loss or gain on the hedged asset relating to the risk being hedged are recorded currently in earnings. The effect of the implementation of SFAS No. 133 on LFS' operating earnings was not significant.

         Loans Held for Investment - Loans for which LFS has the positive intent and ability to hold to maturity consist of mortgage loans carried at cost net of unamortized discounts. Discounts are amortized over the estimated lives of the loans using the interest method.

         Collateral for Bonds and Notes Payable - Collateral for bonds and notes payable consists of mortgage loans, mortgage-backed securities, and funds held by the trustee. Mortgage loans and mortgage-backed securities are carried net of unamortized discounts. Discounts are amortized over the estimated lives of the assets using the interest method. An unaffiliated company holds an interest in the collateral for bonds and notes payable to the extent such assets exceed the related liabilities.

         Mortgage Servicing Rights - Historically, LFS retained servicing rights when it sold certain of the loans it originated. During 2001, LFS sold substantially all of its existing portfolio of mortgage servicing rights, realizing a pretax profit from the sale of approximately $13 million. LFS currently sells all of its loans on a servicing released nonrecourse basis. Mortgage servicing rights of $11,653,000 as of November 30, 2000 are included in other assets in the accompanying consolidated balance sheets. Loan servicing revenue represents fees earned by LFS for servicing loans for investors prior to the sale of its servicing portfolio.

         Loan Servicing Revenue - Loan servicing revenue represents fees earned for servicing loans owned by others, generally calculated as a percentage of outstanding principal balance, as well as late charges and other ancillary revenues resulting from servicing activities.

         Income Taxes - LFS files a consolidated federal income tax return with Lennar. Income taxes have been provided at the LFS level as if LFS filed an income tax return on a stand-alone basis. Current taxes due are recorded as a payable to Lennar, and the deferred portion is recorded as deferred taxes. Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes.

         Title Plants - Title plants, which are comprised of indexed and cataloged information concerning titles to real property, are recorded at cost. Such costs are not amortized because there is no indication of reduction of plant values. Costs of maintaining and operating title plants are charged to operations in the period in which they are incurred. LFS owns title plants in four states. In other locations, LFS purchases access to title plant information for a fee based on the revenues.

         Goodwill - Goodwill represents the excess of the purchase price over the fair value of net assets acquired and was amortized on a straight-line basis over periods ranging from 15 to 20 years. At November 30, 2001 and 2000, goodwill was $25.2 million and $25.2 million, respectively (net of accumulated amortization of $4.4 million and $2.8 million, respectively). In the event that facts and circumstances indicate that the carrying value of goodwill might be impaired, an evaluation of recoverability is performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the goodwill would be compared to the carrying amount to determine if a write-down to fair value based on discounted cash flows is necessary. No impairment existed during the years ended November 30, 2001, 2000 or 1999. Subsequent to the Division's adoption of SFAS No. 141 and SFAS No. 142, goodwill and its amortization will be accounted for in accordance with the standards they prescribe, which will discontinue the amortization of goodwill. See the New Accounting Pronouncements section of Note 1.

         Operating Properties and Equipment - Operating properties and equipment are recorded at cost and are included in other assets in the accompanying consolidated balance sheets. The assets are depreciated over their estimated useful lives using the straight-line method. The estimated useful life for operating properties is 30 years and for equipment is 2 to 10 years.

         Escrow Funds Held in Trust - At November 30, 2001 and 2000, LFS held approximately $358,736,000 and $365,749,000, respectively, in trust for others, pending completion of real estate transactions. These funds are not included in LFS' consolidated balance sheets.

         Title and Escrow Revenue - Premiums from title insurance policies are recognized as revenue over the lives of the policies, beginning on the effective date of the policy. Escrow fees are recognized at the time the related real estate transactions are completed, usually upon the close of escrow.

         Provision for Losses - LFS provides an allowance for estimated title and escrow losses based upon management's evaluation of claims presented and estimates for any incurred but not reported claims. The allowance is established at a level that management estimates to be sufficient to satisfy those claims where a loss is determined to be probable and the amount of such loss can be reasonably estimated. The allowance for title and escrow losses for both known and incurred but not reported claims is considered by management of LFS to be adequate for such purposes.

         LFS also provides allowances for loan losses when and if management determines that loans or portions thereof are uncollectible. The provision recorded and the adequacy of the related allowance is determined by management's continuing evaluation of the loan portfolio in light of past loan loss experience, regulatory examinations, present economic conditions and other factors considered relevant by management. Anticipated changes in economic factors which may influence the level of the allowance are considered in the evaluation by management when the likelihood of the changes can be reasonably determined. While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary as a result of future economic and other conditions that may be beyond management's control.

         New Accounting Pronouncements - In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method and requires acquired intangible assets to be recognized as assets apart from goodwill if certain criteria are met. The Division adopted SFAS No. 141 for all future acquisitions.

         SFAS No. 142 no longer requires or permits the amortization of goodwill and indefinite-lived assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. This impairment test uses a fair value approach rather than the undiscounted cash flows approach previously required by SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The Division adopted SFAS No. 142 on December 1, 2001. Because of that, amortization of goodwill of approximately $1.7 million per year will not be incurred in the future. Management does not currently believe that the implementation of SFAS No. 142 will have a material impact on the Division's financial condition or results of operations.

         In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 provides accounting guidance for financial accounting and reporting for impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121. SFAS 144 is effective for the Division in fiscal 2003. Management does not currently believe that the implementation of SFAS No. 144 will have a material impact on the Division's financial condition or results of operations.

         Financial Statement Presentation - LFS prepares its financial statements using an unclassified balance sheet presentation as is customary in the financial services industry. A classified balance sheet presentation would have aggregated current assets, current liabilities, and net working capital at November 30, 2001 and 2000 as follows:

                                              2001             2000

         Current assets                   $836,653,000     $489,241,000
         Current liabilities               736,419,000      414,187,000
                                          ------------     ------------

         Net working capital              $100,234,000     $ 75,054,000
                                          ============     ============

         Reclassifications - Certain prior year amounts in the consolidated financial statements have been reclassified to conform with the 2001 presentation.

         Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.       LOANS HELD FOR INVESTMENT AND PERFORMANCE NOTES

         LFS periodically acquires loans collateralized by residential and other real property which it holds for investment. At November 30, 2001 and 2000, these loans totaling $38,791,000 and $40,094,000, respectively, carried interest rates ranging from 6.5% to 16.2% per annum (weighted average interest rate of 10.3% at November 30, 2001). At November 30, 2001, mortgage notes receivable of $39,301,000 were pledged as collateral for short-term debt.

         At November 30, 2001, LFS estimates that the fair value of its investments in residential mortgage loans and mortgage notes receivable approximate their recorded amount based on the interest rates on the loans compared to the current market rates, the collectibility, term and type of loans, the value of the underlying properties and the remaining available mortgage loan insurance coverage.

         During the years ended November 30, 2001 and 2000, LFS purchased subordinated performance notes issued by affiliates of two mortgage insurance companies in which the interest earned on each note is variable depending on, among other things, the default experience and related losses from mortgage insurance claims on a specific pool of mortgage loans originated by LFS. At November 30, 2001 and 2000, the performance notes of $2,799,000 and $2,410,000, respectively, earned interest at an average rate of 24.4% and 29.5% per annum, respectively.

         At November 30, 2001, LFS estimates that the fair value of its investments in performance notes approximates their recorded amount based on the Division's history of originating high quality loans with related low delinquency and default rates, and its option to redeem at par certain of the performance notes (representing a majority of such notes) having an acceptable underlying loan loss experience.

3.       COLLATERAL FOR BONDS AND NOTES PAYABLE

         Collateral for bonds and notes payable (the "Collateral") consists of fixed and adjustable rate mortgage loans and fixed-rate mortgage-backed securities guaranteed by U.S. government agencies. All collateral is pledged to secure repayment of the bonds and notes payable. All principal and interest on the Collateral is remitted directly to a trustee and, together with any reinvestment income earned thereon, is available for payment on the bonds and notes payable.

         The components of the collateral at November 30, 2001 and 2000 are as follows:

                                                           2001          2000

         Mortgage-backed securities held-to-maturity   $ 9,232,000   $11,328,000
         Mortgage loans                                  2,813,000     8,492,000
         Funds held by trustee                             353,000       920,000
                                                       -----------   -----------

                                                       $12,398,000   $20,740,000
                                                       ===========   ===========

4.       INVESTMENTS

         The amortized cost, unrealized gains, unrealized losses and fair values for held-to-maturity securities by type as of November 30, 2001 and 2000 are as follows:

                                                                       2001
                                              -------------------------------------------------------
                                               Amortized     Unrealized   Unrealized        Fair
                                                  Cost          Gains       Losses          Value
         U.S. Treasury securities             $ 7,841,000   $    49,000   $      --      $ 7,890,000
         U.S. government agency obligations          --            --            --             --
         Certificates of deposit                5,394,000          --            --        5,394,000
                                              -----------   -----------   -----------    -----------

         Total                                $13,235,000   $    49,000   $      --      $13,284,000
                                              ===========   ===========   ===========    ===========

                                                                      2000
                                              -------------------------------------------------------
                                               Amortized     Unrealized   Unrealized        Fair
                                                  Cost          Gains       Losses          Value
         U.S. Treasury securities             $ 1,829,000   $    21,000   $    (1,000)   $ 1,849,000
         U.S. government agency obligations     5,861,000          --          (1,000)     5,860,000
         Certificates of deposit                4,798,000          --            --        4,798,000
                                              -----------   -----------   -----------    -----------

         Total                                $12,488,000   $    21,000   $    (2,000)   $12,507,000
                                              ===========   ===========   ===========    ===========

         Investments are included in other assets in the accompanying consolidated balance sheets.

         The amortized cost and estimated fair value of securities held-to-maturity at November 30, 2001 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   Amortized       Fair
                                                     Cost          Value

         Due in one year or less                  $12,386,000   $12,388,000
         Due after one year through five years        649,000       689,000
         Due after five years through ten years       200,000       207,000
                                                  -----------   -----------

         Total                                    $13,235,000   $13,284,000
                                                  ===========   ===========

5.       OTHER ASSETS

         Other assets consist of the following at November 30, 2001 and 2000:

                                                                     2001          2000
         Operating properties and equipment (net of accumulated
           depreciation of $18,080,000 and $14,623,000 for
           2001 and 2000, respectively)                           $18,592,000   $18,869,000
         Investments                                               13,235,000    12,488,000
         Mortgage servicing rights                                       --      11,653,000
         Other                                                     19,147,000     7,713,000
                                                                  -----------   -----------

                                                                  $50,974,000   $50,723,000
                                                                  ===========   ===========

6.       BORROWINGS UNDER CREDIT AGREEMENTS

                                                                                        2001           2000
         Warehouse line of credit with banks totaling $500 million, ($240 million at November 30, 2000) including a $145 million 30-day increase expiring on December 15, 2001, variable interest rate
           (approximately 3.1% and 6.4% at November 30, 2001 and 2000, respectively); secured by receivables on loans sold not yet funded, mortgage loans and, at November 30, 2000, by servicing rights;
           maturing June 24, 2003                                                  $ 483,209,000   $ 339,376,000

         Advances under conduit funding lines with certain major financial institutions, variable interest rates (approximately 3.0% and 7.5% at
           November 30, 2001 and 2000, respectively); secured by mortgage loans      190,577,000      58,837,000

         Line of credit with a bank totaling $20 million expiring on March 31,
           2002; variable interest rate (approximately 3.1% and 7.8% at November
           30, 2001 and 2000, respectively); secured by substantially all of the assets and common stock of North American Asset Development
           Corporation and the common stock of North American Title Insurance
           Company (both are subsidiaries of North American Title Group, Inc.)        20,000,000      20,000,000

         Unsecured revolving credit agreement totaling $10 million, variable
           interest rate (approximately 8.7% at November 30, 2000); paid in 2001            --         9,900,000


         Other borrowings                                                                145,000         853,000
                                                                                   -------------   -------------

         Total                                                                     $ 693,931,000   $ 428,966,000
                                                                                   =============   =============

         The warehouse lines of credit are subject to restrictive covenants relating to certain financial ratios as to net worth and debt.

7.       BONDS AND NOTES PAYABLE

         At November 30, 2001 and 2000, bonds and notes payable had an outstanding balance of $11,680,000 and $18,278,000, respectively. The borrowings mature in years 2013 through 2018 and carry interest rates ranging from 8.5% to 11.7%. The annual principal repayments are dependent upon collections on the Collateral, including prepayments, and, as a result, the actual maturity may occur earlier than its stated maturity.

8.       INCOME TAXES

         Income tax expense (benefit) for the years ended November 30, 2001, 2000 and 1999 consists of:

                               2001            2000             1999

         Current           $ 43,386,000    $ 20,652,000    $  9,979,000
         Deferred           (10,100,000)     (3,584,000)      3,151,000
                           ------------    ------------    ------------

                           $ 33,286,000    $ 17,068,000    $ 13,130,000
                           ============    ============    ============

         The actual income tax differs from the "expected" tax expense for the year (computed by applying the U.S. federal corporate rate of 35% to earnings before income taxes) primarily due to the amount of state income taxes, net of the related federal tax benefit.

         At November 30, 2001 and 2000, the tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities are as follows:

                                                   2001             2000
         Deferred tax assets:
           Loss reserves                       $ 10,741,000    $  7,321,000
           Accruals not currently deductible      2,977,000       2,227,000
           Other                                  3,311,000       1,722,000
                                               ------------    ------------

                                                 17,029,000      11,270,000

         Valuation allowance                       (318,000)       (363,000)
                                               ------------    ------------

                                                 16,711,000      10,907,000
                                               ------------    ------------
         Deferred tax liabilities:
           Intangible assets                      1,659,000       1,668,000
           Other                                  3,397,000       6,297,000
                                               ------------    ------------

                                                  5,056,000       7,965,000
                                               ------------    ------------

         Net deferred tax asset                $ 11,655,000    $  2,942,000
                                               ============    ============

         The net deferred tax asset is included in other assets in the accompanying balance sheets.

9.       LOAN SERVICING

         As of November 30, 2000, LFS was servicing approximately 29,000 loans with an unpaid principal balance aggregating $2,313,000,000 for investors. Related escrow funds of approximately $11,427,000 on deposit in custodial bank accounts at November 30, 2000 are not included in the accompanying consolidated balance sheets.

         LFS has errors and omissions and fidelity bond insurance policies, both in the amount of $1,600,000.

10.      FINANCIAL INSTRUMENTS

         Discussion of Credit and Interest Rate Risk Management

         LFS enters into derivative financial instruments in the normal course of business through the origination and sale of mortgage loans and the management of the related loss exposure caused by fluctuations in interest rates. These financial instruments include commitments to extend credit (e.g., the mortgage loan pipeline), forward contracts for the delivery of mortgage-backed securities ("MBS"), and other hedging instruments. These instruments involve, to varying degrees, elements of credit and market risk. All of LFS' derivative financial instruments are held or issued for purposes other than trading.

         As of November 30, 2001, the Division's pipeline of loans in process totaled approximately $1,691,387,000. Loans in process for which interest rates were committed to the borrower totaled approximately $235,049,000 as of November 30, 2001. Substantially all of these commitments were for periods of 30 days or less. To minimize credit risk, LFS uses the same credit policies in the approval of the commitments as are applied to all lending activities. Since a portion of these commitments are expected to expire without being exercised by the borrowers, the total commitments do not necessarily represent future cash requirements.

         Mandatory MBS forward commitments and MBS option contracts are used by LFS to hedge its interest rate exposure during the period from when LFS extends an interest rate lock to a loan applicant until the time in which the loan is sold to an investor. These instruments involve, to varying degrees, elements of credit and interest rate risk. Credit risk is managed by LFS by entering into agreements only with investment bankers with primary dealer status and with permanent investors meeting the credit standards of LFS. At any time, the risk to LFS, in the event of default by the purchaser, is the difference between the contract price and current market value. At November 30, 2001, LFS had open commitments amounting to $291,000,000 to sell MBSs with varying settlement dates through January 2002.

         Fair Value of Financial Instruments

         SFAS No. 107, Disclosures About Fair Values of Financial Instruments, requires the disclosure of information about certain financial instruments. The estimated fair values have been determined by LFS using available market information and appropriate valuation methodologies. The fair values are significantly affected by the assumptions used. Accordingly, the use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair values. The estimated fair values presented herein are not necessarily indicative of the amounts that LFS could realize in a current market exchange.

         The following describes the methods and assumptions used by LFS in estimating fair values:

                  Cash - The carrying amounts reported in the consolidated balance sheets approximate fair values, as original maturities are less than 90 days.

                  Loans Held for Sale - Fair value is based on quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.

                  Loans Held for Investment - Fair value is based on discounting estimated cash flows through the estimated maturity, adjusted for approximate prepayments, using appropriate market discount rates, or quoted market prices.

                  Collateral for Bonds and Notes Payable - Fair value is based on quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.

                  Investment Securities - Fair value is based on quoted market prices.

                  Borrowings under Credit Agreements - Fair value approximates carrying value due to variable interest rate pricing terms and the short-term nature of the borrowings.

                  Bonds and Notes Payable - Fair value is based on quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.

                  Commitments to Originate and to Sell Loans - Fair value of commitments to purchase loans is based upon the difference between the current value of similar loans and the price at which LFS has committed to originate the loans. The fair value of commitments to sell loan contracts is the estimated amount that LFS would receive or pay to terminate the commitments at the reporting date based on market prices for similar financial instruments.

         The estimated fair value of the Division's financial instruments was as follows (in thousands of dollars):

                                                                    NOVEMBER 30,
                                                             2001                     2000
                                                     Carrying      Fair       Carrying       Fair
                                                       Value       Value        Value        Value
         Financial assets:
           Cash                                     $  46,293    $  46,293    $  39,321   $  39,321
           Loans held for sale, net                   587,694      587,916      376,452     379,499
           Loans held for investment and
             performance notes, net                    41,590       40,886       42,504      42,014
           Collateral for bonds and notes payable      12,398       12,982       20,740      21,166
           Investment securities                       13,235       13,284       12,488      12,507
         Financial liabilities:
           Borrowings under credit agreements         693,931      693,931      428,966     428,966
           Bonds and notes payable                     11,680       12,216       18,278      18,553
         Other instruments:
           Commitments to originate loans              (1,085)      (1,085)        --           445
           Commitments to sell loans
              and option contracts                      2,351        2,351         --          (119)

11.      RELATED PARTIES

         During 2001 and 2000, Lennar has periodically advanced and borrowed funds to and from LFS, which bear interest at a rate tied to Lennar's short-term borrowing rate. At November 30, 2001 and 2000, Lennar had borrowed $109,537,000 and $63,148,000, respectively, from LFS. LFS recorded net interest income related to these advances of $3,130,037 and $18,000 in 2001 and 2000, respectively.

         At November 30, 2001 and 2000, LFS had issued and outstanding $2,205,000 and $3,375,000, respectively, of letters of credit for the benefit of Lennar.

12.      COMMITMENTS AND CONTINGENCIES

         Because of the nature of its activities, LFS is at times subject to threatened legal actions which arise out of the normal course of business. In the opinion of management, there is no pending or threatened litigation which will have a material effect on the Division's financial position or results of operations.

         LFS has guaranteed obligations of Lennar with regard to certain issues of its outstanding debt, and the stock of LFS has been pledged as collateral for Lennar's obligations with regard to that debt. LFS knows of no event of default which would require it to satisfy these guarantees and, therefore, the fair value of these contingent liabilities is considered immaterial.